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As filed with the Securities and Exchange Commission on April 7, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIFC CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32551

Delaware (State or other jurisdiction of incorporation)	6199 (Primary Standard Industrial Classification Code Number)	20-2008622 (IRS Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York 10177
(212)-624-1200
(Address of principal executive offices, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants Below

Julian Weldon
General Counsel, Chief Compliance Officer and Secretary
CIFC Corp.
250 Park Avenue, 4th Floor
New York, New York 10177
(212)-624-1200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard Goldberg, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
(212) 698-3599—Facsimile

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

8.5% Senior Notes due 2025	$40,000,000	100%	$40,000,000	$4,028

Guarantees of 8.5% Senior Notes due 2025	—	—	—	—(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act.

(2)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act.

(3)
No additional consideration is being received for the guarantees and, therefore, no additional fee is required pursuant to Rule 457(n) of the Securities Act.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
CIFC Asset Management ESA LLC	Delaware	n/a
CIFC Asset Management Holdings LLC	Delaware	n/a
CIFC Asset Management KSA LLC	Delaware	n/a
CIFC Asset Management LLC	Delaware	45-2525882
CIFC Capital HoldCo LLC	Delaware	20-2008622
CIFC CLO Co-Investment Fund GP LLC	Delaware	46-3894141
CIFC CLO Co-Investment Fund II GP LLC	Delaware	35-2524677
CIFC CLO Opportunity Fund GP Ltd.	Cayman Islands	98-1276126
CIFC CLO Warehouse Fund GP LLC	Delaware	47-2168628
CIFC Holdings I LLC	Delaware	n/a
CIFC Holdings II LLC	Delaware	32-0437342
CIFC Holdings II Sub LLC	Delaware	81-0957926
CIFC Holdings III LLC	Delaware	90-0940757
CIFC Holdings III Sub LLC	Delaware	81-0958137
CIFC Holdings III Member LLC	Delaware	61-1774146
CIFC LLC	Delaware	36-4814372
CIFC Master Fund Adviser LLC	Delaware	n/a
CIFC Master Fund LP	Cayman Islands	98-1273310
CIFC Member LLC	Delaware	37-1796520
CIFC Parthenon Loan Funding GP LLC	Delaware	46-4548545
CIFC Private Debt Advisers LLC	Delaware	37-1755769
CIFC Senior Secured Corporate Loan Fund GP, LLC	Delaware	80-0860487
CIFC Tactical Income Fund GP LLC	Delaware	46-3998047
Columbus Nova Credit Investments Management, LLC	Delaware	27-2931395
CypressTree Investment Management, LLC	Delaware	27-0762490
Deerfield Capital Management LLC	Delaware	36-4136391

The address for service of each of the additional registrants is c/o CIFC Corp., 250 Park Avenue, 4th Floor New York, New York 10177, telephone (212) 624-1200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2016

PRELIMINARY PROSPECTUS

CIFC Corp.

OFFER TO EXCHANGE

$40,000,000 8.50% Senior Notes due 2025 and related Guarantees for

$40,000,000 8.50% Senior Notes due 2025 and related Guarantees that have been registered under the Securities Act of 1933

          CIFC Corp. ("we" ,"CIFC" or the "Company") is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $40,000,000 aggregate principal amount of new 8.50% Senior Notes due 2025, which we refer to as the "new notes," and related guarantees in exchange for a like aggregate principal amount of outstanding 8.50% Senior Notes due 2025 that were issued on November 2, 2015, which we refer to as the "old notes," and related guarantees.

          The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act of 1933, as amended (the "Securities Act");

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of this exchange offer.

The Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2016, unless extended.

  •
  We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes which we have registered under the Securities Act.

  •
  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

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  We believe that the exchange of old notes will not be a taxable event for U.S. federal income tax purposes, but you should see "U.S. Federal Income Tax Considerations" on page 100 for more information.

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  We will not receive any proceeds from the exchange offer.

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  No public market currently exists for the new notes. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for them to be quoted on any quotation system.

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  Interest on the new notes will be paid at the rate of 8.50% per annum and will be paid semi-annually in arrears on April 30 and October 30 of each year commencing on April 30, 2016.

  •
  The new notes will be fully and unconditionally guaranteed by our subsidiaries and affiliates set forth on Annex A to this prospectus (collectively, the "Guarantors" and each a "Guarantor").

          Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part becomes or is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

          See "Risk Factors" beginning on page 17 for a discussion of risks that should be considered by holders prior to tendering their old notes.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents, and any amendments or supplements to this prospectus carefully before deciding whether to participate in the exchange offer.

The date of this prospectus is                        2016.

 ABOUT THIS PROSPECTUS

        Rather than repeat certain information in this prospectus that we have already included in reports filed with the U.S. Securities and Exchange Commission ("SEC"), this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, telephone (212)-624-1200. In order to ensure timely delivery of the information, any request should be made no later than five business days before the expiration date of the exchange offer.

        We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of CIFC or its subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and in the information incorporated by reference herein are forward-looking statements within the meanings of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "projects," "will," "should," "would," "could," "hope" and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and various operating assumptions and predictions as to future facts and conditions, each of which may be difficult to accurately make and involve the assessment of events beyond our control. Caution must be exercised in relying on forward-looking statements. Our actual results may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. We believe these factors include but are not limited to those described under the section entitled "Risk Factors" in this prospectus and our Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Form 10-K"). These factors should not be construed as exhaustive and should be read with the other cautionary statements contained in and incorporated by reference into this prospectus.

        Among the factors that may cause actual results to differ from anticipated results and expectations expressed in such forward-looking statements are the following:

  •
  adverse market, economic or other industry conditions;

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  changes in collateralized loan obligation spreads, management fees and/or other compensation arrangements;

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  a failure to grow our assets under management;

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  an inability to replicate historical results in new product lines;

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  a reduction in the amount or value of assets under management and a corresponding reduction in the fees that we earn;

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  the restrictions our outstanding recourse indebtedness places on our business and our ability to access the capital markets;

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  limitations on the amount that can be collected under the guarantees;

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  an inability to attract or retain qualified personnel, including members of the senior management team and key investment professionals;

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  our incentive fee structure, which may incentivize us to pursue speculative investments;

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  our use of leverage;

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  the incurrence of additional debt;

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  risks associated with our entry into warehouse agreements;

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  volatility in our quarterly and annual results;

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  our use of estimates in valuing our assets and liabilities;

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  an inability to maintain an effective system of internal control over financial reporting;

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  loss of our exemption from registration under the Investment Company Act of 1940, as amended (the "1940 Act");

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  the complexity of the accounting rules applicable to our business, including the use of judgments and assumptions of our management under such rules;

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  a failure to develop effective business continuity plans;

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  the significant influence that our largest shareholder, DFR Holdings, LLC, exercises over our business and the election of our directors;

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  the occurrence of a change of control;

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  any impairment of our goodwill or other intangible assets;

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  future litigation;

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  extensive regulation of our business creates the potential for significant liabilities and penalties, and changes to the legislative or regulatory scheme applicable to us could result in additional burdens;

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  European legal investment considerations, including with respect to risk retention;

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  governmental and central bank action with respect to the financial industry;

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  changes to tax laws;

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  the volatility of our cash flows as a result of the incentive fees payable to our asset management subsidiaries or their affiliates;

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  unanticipated terminations of our investment or collateral management agreements;

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  inadequate liquidity;

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  impact of U.S. federal rules and regulations and those of other jurisdictions, including with respect to risk retention;

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  defaults, downgrades or depressed market values of the collateral underlying the collateral loan obligations we manage or have invested in;

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  the potential suspension of most of the restrictive covenants and corresponding events of default contained in the indenture;

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  the triggering of structural protections built into certain of the collateral loan obligations we manage;

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  the failure of our asset management subsidiaries to comply with investment guidelines set by their respective clients or other agreements to which they are a party;

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  trading errors by our asset management subsidiaries;

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  our asset management subsidiaries' reliance on third-party distribution marketing channels;

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  the riskiness of certain of our investments, including subordinated and mezzanine notes of collateralized loan obligations; and

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  our status as a "controlled company" within the meaning of NASDAQ rules.

        The forward-looking statements contained in this prospectus are made as of the date hereof and the forward-looking statements incorporated by reference herein are made as of the date of such statements, and we do not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date of any such statement. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

PROSPECTUS SUMMARY

        The following is a brief summary of our business and certain other information contained elsewhere in this prospectus, but it is not complete and does not contain all of the information that you should consider before making your investment decision. You should read this prospectus and the information incorporated by reference herein completely, including the consolidated financial statements incorporated herein by reference and the related notes and the "Risk Factors" included elsewhere in this prospectus. For a more detailed description of the new notes, see the section entitled "Description of the New Notes." Unless otherwise indicated or the context otherwise requires, we refer to CIFC Corp. as "CIFC" and to CIFC, CIFC LLC and their respective subsidiaries, including the Guarantors, as "we," "us," "our," "our company" or "the Company." All capitalized terms used in this section and not otherwise defined in this prospectus have the meanings given to them to in the section entitled, "Description of the New Notes."

 Our Company

Overview

        CIFC is a Delaware corporation headquartered in New York City. We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world.

        Fee earning assets under management, which we sometimes refer to as "Fee Earning AUM" or "AUM", refers to principal balance, net asset value or value of assets managed by us on which we earn management and/or incentive fees. Our AUM is primarily comprised of collateralized loan obligations ("CLOs"). In addition, we manage credit funds and other loan-based products (together, "Non-CLO products" and together with CLOs, "Funds"). We manage these credit products through opportunistic investment strategies where we seek to generate current income and/or capital appreciation, primarily through senior secured corporate loan investments ("SSCLs") and, to a lesser extent, other investments. We also manage collateralized debt obligations ("CDOs"), which we do not expect to issue in the future.

        We have three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income, and realized/unrealized gains and losses on investments in the products sponsored by us and third parties.

        Each of the Guarantors will unconditionally guarantee the new notes on an unsecured basis. As described below, the PTP Parent (as defined below) will be a Guarantor of the new notes. The obligations of each Guarantor in respect of its guarantee will be limited as necessary to purport to prevent the guarantees from constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

Core Asset Management Activities

        We establish and manage investment products for various types of investors, including pension funds, hedge funds, other asset management firms, banks, insurance companies and other types of institutional investors located around the world. We earn management and incentive fees from our investment products as follows:

        CLOs—The management fees and, in certain cases, incentive fees paid to us by these investment products are our primary sources of revenue. Management fees are generally paid on a quarterly basis for as long as we manage the products and typically consist of senior and subordinated management fees based on the principal balance or value of the assets held in the investment product. In certain cases, incentive fees may be paid to us based on the returns generated for certain investors.

        In general, management and incentive fees paid from CLOs are as follows (before fee sharing arrangements, if any):

  •
  Senior management fees (payable before the interest payable on the debt securities issued by such CLOs) that generally range from 15 to 20 basis points annually on the principal balance of the underlying collateral of such CLOs.

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  Subordinated management fees (payable after the interest payable on the debt securities issued by such CLOs and certain other expenses) that generally range from 20 to 35 basis points annually on the principal balance of the underlying collateral of such CLOs.

  •
  Incentive fees vary based on the terms of each CLO and are generally paid after certain investors' returns exceed an internal rate of return hurdle. Upon achievement of this hurdle, the manager is paid a percentage (generally 20%) of residual cash flows in excess of the hurdle.

        Non-CLO products—We also earn management fees based on AUM and, in certain cases, incentive fees on our Non-CLO products, which differ from product to product.

        CDOs—Management fees on the CDOs we manage also differ from product to product, but in general consist of a senior management fee (payable before the interest payable on the debt securities issued by such CDOs) that ranges from 5 to 25 basis points annually on the principal balance of the underlying collateral of such CDOs, and a subordinated management fee (payable after the interest payable on the debt securities issued by such CDOs and certain other expenses) that ranges from 5 to 35 basis points annually on the principal balance of the underlying collateral of such CDOs. Only a limited number of the CDOs we manage pay subordinated management fees. We do not expect to issue additional CDOs in the future.

Investment Approach

        CIFC's investment team is led by its Co-President and Chief Investment Officer, Steve Vaccaro, who has 37 years of relevant credit experience and has been with CIFC since inception. Our investment and portfolio teams include over 30 professionals. The 10 member Investment Committee averages 24 years of corporate credit experience investing through multiple economic cycles. We have robust credit analysis and portfolio management processes, which include:

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  fundamental credit analysis;

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  rigorous underwriting discipline;

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  continuous credit and relative value monitoring;

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  internally developed risk ratings and risk assessment models in addition to ratings from credit rating agencies;

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  diversified investment portfolios;

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  on-going active portfolio management by continuously re-assessing and adjusting portfolios; and

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  assessing suitability of an investment considering the account's overall objectives and parameters.

Recent Events

PTP Conversion

        On December 31, 2015, CIFC completed a series of transactions to change our top-level form of organization from a corporation to a limited liability company that is taxed as a partnership rather than a corporation for U.S. Federal income tax purposes and allows us to minimize entity-level taxation on investment income (the "PTP Conversion"). As part of the PTP Conversion, CIFC Corp. distributed ownership of certain of its subsidiaries holding certain investment assets to a Delaware limited liability company, CIFC LLC (the "PTP Parent"), and retained non-voting Series A Preferred Units issued by certain wholly-owned subsidiaries of CIFC LLC.

        On December 31, 2015, pursuant to the Agreement and Plan of Merger (the "PTP Merger Agreement"), dated November 11, 2015, by and among the PTP Parent, CIFC and CIFC Merger Corp., a Delaware corporation and wholly-owned subsidiary of the PTP Parent ("PTP Merger Sub"), PTP Merger Sub merged with and into CIFC with CIFC as the surviving entity (the "PTP Merger"). The PTP Merger was one step in the PTP Conversion.

        As a consequence of the PTP Merger, the PTP Parent replaced CIFC as the publicly traded company in our organization and each share of CIFC's common stock issued and outstanding immediately prior to the PTP Merger was converted on a one-for-one basis into the right to receive one issued and outstanding share representing a limited liability company interest in the PTP Parent having substantially similar rights and privileges as the common stock being converted. The PTP Merger Agreement was adopted by CIFC's stockholders at a special meeting of the stockholders held on December 16, 2015. For more information about the PTP Conversion, see "—PTP Conversion."

        CIFC remains the issuer and primary obligor of our junior subordinated notes and our old notes, and will be the issuer and obligor of the new notes.

Company Information

        Our principal executive offices are located at 250 Park Avenue, 4th Floor, New York, New York 10177 and our telephone number is (212) 624-1200.

 PTP CONVERSION

        Prior to the completion of the PTP Conversion, we operated our business through our asset management, investment and other subsidiaries, and the consolidated financial statements of CIFC incorporated by reference herein include the financial statements of our wholly-owned subsidiaries, the entities in which we have a controlling interest ("Consolidated Funds") and variable interest entities ("VIEs" or "Consolidated VIEs") for which we are deemed to be the primary beneficiary, which include certain CLOs and warehouse vehicles that we manage (collectively, the "Consolidated Entities"). The diagram below (which omits certain intermediate holding companies) depicts our simplified organizational structure immediately prior to the PTP Conversion:

Public Shareholders
CIFC Corp.
Investments
Fund GP Entities
U.S.
Investment Advisers
Investment
Income
Investment
Income
Incentive Fees
CIFC CLOs
CIFC Funds
Management Fees
Management Fees

        On December 31, 2015, we completed the PTP Merger. The PTP Merger is one step in the PTP Conversion. As a consequence of the PTP Merger, the PTP Parent replaced CIFC as the publicly traded company in our organization and each share of CIFC's common stock issued and outstanding immediately prior to the PTP Merger was converted on a one-for-one basis into one issued and outstanding share representing a limited liability company interest in the PTP Parent having substantially similar rights and privileges as the common stock being converted. The PTP Merger Agreement was adopted by CIFC's stockholders at a special meeting of the stockholders held on December 16, 2015.

        Following the PTP Conversion, the PTP Parent holds the equity interests of CIFC and certain existing holding entities (collectively, the "PTP HoldCos"). In addition, CIFC distributed ownership of certain of its subsidiary entities holding certain investment assets to the PTP Parent and retained non-voting Series A Preferred Units issued by certain wholly-owned subsidiary of PTP Parent. Accordingly, the PTP Parent operates and controls all of the material business and affairs of CIFC and the PTP HoldCos, and consolidates the financial results of CIFC, the PTP HoldCos and the Consolidated Entities. The diagram below (which may omit certain intermediate holding companies) depicts our simplified organizational structure after the PTP Conversion, including the PTP Merger:

        We expect that CIFC, which has become a wholly-owned subsidiary of the PTP Parent as a result of the PTP Merger, will continue to hold the equity interests of our domestic asset management subsidiaries and that one or more PTP HoldCos will hold the equity interests of our domestic investment subsidiaries. Newly formed PTP HoldCos not reflected in the diagram above hold and conduct our non-U.S. investments advisers, and other non-U.S. fee generating business that we own or that we may acquire in the future, if any, and hold non-U.S. investments.

        As further described in "Description of the New Notes," following the PTP Conversion:

  •
  CIFC is and will continue to be the primary obligor in respect of the new notes and the PTP Parent will continue to be be a Guarantor of the new notes;

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  CIFC may designate any Restricted Entity other than the PTP Parent as a Non-Guarantor Entity if the Consolidated Total Assets of such Restricted Entity, together with the Consolidated Total Assets of all then-existing Non-Guarantor Entities designated pursuant to the Indenture on a combined and Consolidated basis, would not represent 10% or more of the PTP Parent's Consolidated Total Assets as of the end of the most recently completed fiscal quarter;

  •
  the financial metrics for the incurrence of Indebtedness and ability to make Restricted Payments under the Indenture are measured with reference to the PTP Parent, CIFC and the other Restricted Entities, in lieu of CIFC and its Restricted Subsidiaries;

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  the PTP Parent has become the reporting entity for purposes of the informational reporting requirements contained in the Indenture;

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  any action required to be taken by the Board of Directors or any officer of CIFC may be taken by the Board of Directors or any officer of the PTP Parent; and

  •
  the applicable Change of Control Triggering Events are to be tested at the PTP Parent level, rather than at the CIFC level.

THE EXCHANGE OFFER

        The summary below describes the principal terms of the exchange offer and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled "The Exchange Offer" contains a more detailed description of the terms and conditions of the exchange offer.

        On November 2, 2015, we issued and sold $40,000,000 8.50% Senior Notes due 2025 (the "old notes") to Sandler O'Neill & Partners, L.P (the "initial purchaser"). In connection with this sale, we entered into a registration rights agreement with the initial purchaser in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the old notes.

Notes Offered	$40,000,000 8.50% Senior Notes due 2025 (the "new notes").

The issuance of the new notes will be registered under the Securities Act. The terms of the new notes and old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of this exchange offer. You are urged to read the discussions under the heading "The New Notes" in this section for further information regarding the new notes.

The Exchange Offer	We are offering to exchange the new notes for up to $40,000,000 aggregate principal amount of the old notes.

Old notes may be exchanged only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. In this prospectus, the term "exchange offer" means this offer to exchange new notes for old notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal. You are entitled to exchange your old notes for new notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2016, or such later date and time to which it may be extended by us. The tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the SEC, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Old Notes	If you wish to accept the exchange offer and tender your old notes, you must either:

•

complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such Letter of Transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein; or

•

if old notes are tendered pursuant to book-entry procedures, the tendering holder must arrange with the Depository Trust Company ("DTC") to cause an agent's message to be transmitted through DTC's Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

Broker-Dealers

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."
Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.
U.S. Federal Income Tax Consequences	The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations."

 CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

        Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, we are of the view that holders of old notes (other than any holder who is an "affiliate" of us within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  the new notes are acquired in the ordinary course of the holders' business;

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  the holders have no arrangement or understanding with any person to participate in a distribution of the new notes; and

  •
  neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

        Additionally, if you do not participate in the exchange offer, you will not be able to require us to register your old notes under the Securities Act except in limited circumstances. These exceptions are:

  •
  the exchange offer is not permitted by applicable law or SEC policy;

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  the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 1, 2016 or the exchange offer is not consummated within 180 days of such effectiveness (unless such registration statement is subsequently declared effective and the exchange offer is subsequently consummated); or

  •
  with respect to any holder of old notes:

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  such holder is prohibited from participating in the exchange offer due to a change in law or SEC policy;

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  such holder elects to participate in the exchange offer but does not, due to a change in law or SEC policy, receive new notes which are freely tradeable without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder; or

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  such holder is a broker-dealer and holds old notes acquired directly from CIFC or an affiliate of CIFC, subject to certain conditions.

        In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the old notes. We do not currently anticipate that we will register under the Securities Act any old notes that remain outstanding after completion of the exchange offer.

 THE NEW NOTES

        The summary below describes the principal terms of the new notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer	CIFC Corp.
Initial Guarantors	See Annex A to this prospectus for a list of the initial guarantors.
Guarantees

The new notes will be unconditionally guaranteed on an unsecured basis by the Guarantors. CIFC may designate certain entities otherwise restricted by the terms of the Indenture as non-guarantors subject to the satisfaction of certain conditions. See "Description of the New Notes—Certain Covenants—Subsidiary Guarantees."

Aggregate Principal Amount	$40,000,000
Maturity Date	October 30, 2025, unless earlier repurchased or redeemed in accordance with the indenture
Interest Payment Dates	April 30 and October 30, beginning on April 30, 2016. Interest will accrue from April 30, 2016.
Record Dates	Interest on each new note will be payable to the person in whose name such notes are registered on April 15 or October 15 immediately preceding the applicable interest payment date.
Ranking	The new notes will be CIFC's senior, unsecured obligations and:

•

rank equal in right of payment with all of CIFC's other existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the new notes; and

• rank senior in right of payment to all of CIFC's existing and future subordinated indebtedness, from time to time outstanding; and

•

will be effectively subordinated to all of CIFC's existing and future secured obligations to the extent of the value of the collateral securing the obligations, and structurally subordinated to any existing and future obligations of CIFC's subsidiaries (that are not themselves Guarantors) with respect to claims against the assets of such subsidiaries.

Any payment by any Guarantor under any guarantee of the new notes will rank:

•

equal in right of payment with all of the applicable Guarantor's existing and future indebtedness and other obligations of the applicable Guarantor that are not, by their terms, expressly subordinated in right of payment to the guarantee of the new notes;

• senior in right of payment to all of the applicable Guarantor's existing and future subordinated indebtedness, from time to time outstanding; and

•

will be effectively junior in right of payment to all of the applicable Guarantor's existing and future secured obligations to the extent of the value of the collateral securing the obligations, and structurally junior in right of payment to any existing and future obligations of the applicable Guarantor's subsidiaries (that are not themselves Guarantors) with respect to claims against the assets of such subsidiaries.

As of December 31, 2015, CIFC, excluding limited recourse indebtedness at VIEs and other entities that are considered subsidiaries under GAAP consolidation rules, had approximately $160 million of indebtedness outstanding consisting of $40 million of old notes and $120 million junior subordinated notes that will rank junior to the new notes, and did not have any indebtedness outstanding that will rank senior to the new notes. For an explanation of the consolidation of indebtedness of VIEs, see "Risk Factors—The accounting rules applicable to certain of our transactions are highly complex and require the application of significant judgment and assumptions by our management. In addition, changes in accounting interpretations or assumptions could impact our financial statements."

Optional Redemption

Prior to October 30, 2020, CIFC may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the new notes to be redeemed, plus (ii) the Applicable Premium (as defined in "Description of the New Notes—Optional Redemption") as of the date of redemption, plus (iii) accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 30, 2020, CIFC may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at the following redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 30 of any year set forth below:

Year	Percentage
2020	104.250%
2021	102.834%
2022	101.417%
2023 and thereafter	100.000%

In addition, until October 30, 2020, CIFC may, at its option, on one or more occasions, choose to redeem up to 35% of the aggregate principal amount of the new notes with the proceeds from one or more public equity offerings at a redemption price equal to 108.500% of the aggregate principal amount of the new notes to be redeemed (such percentage to be equal to 100% plus the annual coupon on the new notes), plus accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the aggregate principal amount of the new notes issued under the indenture remains outstanding immediately after each such redemption and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering. See "Description of the New Notes—Optional Redemption."
Certain Covenants	The indenture relating to the new notes contains certain covenants, including:
• limits on the incurrence of additional indebtedness;
• requires a rating agency affirmation of debt rating, in specified circumstances, prior to the incurrence of additional indebtedness;
• limits on additional guarantees;
• limits on the designation of unrestricted entities;
• limits on certain restricted payments;
• limits on asset sales and sales of subsidiary stock;
• limits on the creation of certain liens;
• limits on the consolidation, merger, sale or conveyance of CIFC and the Guarantors;
• limits on certain transactions with affiliates;

• requirements in connection with the occurrence of a key person trigger event;
• providing certain reports to holders;
• giving certain notices; and
• maintenance of corporate existence.
All of these limitations and restrictions are subject to a number of significant exceptions. See "Description of the New Notes—Certain Covenants."

In addition, during any period of time that (i) the new notes have an Investment Grade Rating from any Rating Agency (each term as defined in "Description of the New Notes") and (ii) no Default or Event of Default (each term as defined in "Description of the New Notes") has occurred and is continuing, CIFC and its Restricted Subsidiaries (as defined in "Description of the New Notes") will not be subject to certain of the covenants mentioned above. See "Description of the New Notes—Certain Covenants—Suspension of Covenants."

Change of Control Offer

If we experience a Change of Control Triggering Event (as defined in "Description of the New Notes"), we must offer to repurchase the new notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. See "Description of the New Notes—Change of Control Triggering Event."

Asset Sale Offer

Upon certain assets sales, we may be required to offer to use the net proceeds of the asset sale to purchase some of the new notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of the purchase. See "Description of the New Notes—Limitation on Asset Sales and Sales of Subsidiary Stock."

Events of Default; Remedies

The new notes will contain customary payment, covenant and insolvency events of default. Upon the occurrence and continuance of an Event of Default, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding new notes of such series may declare, by notice as provided in the indenture governing the new notes, the principal amount of all the new notes due and payable immediately. However, if an insolvency-related Event of Default occurs, the principal of, and accrued and unpaid interest on, the new notes will automatically become immediately due and payable without any action of the trustee or the holders of the new notes. See "Description of the New Notes—Events of Default."

Denomination; Form

The new notes will be issued only in fully registered form in denominations of $1,000 and integral multiples of $1,000. The new notes will be evidenced by a global note deposited with, or on behalf of, DTC, or any successor thereto, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants. See "Description of the New Notes—Denomination, Transfer, Exchange and Book-Entry Procedures".

Further Issuances

The new notes will initially be issued in an aggregate principal amount of $40,000,000. We may, however, issue up to $15,000,000 principal amount of additional new notes in the future without the consent of the holders of the new notes and without notifying holders, subject to certain conditions and the restrictions in the indenture.

Use of Proceeds

We will not receive any proceeds from the issuance of the new notes in exchange for the outstanding old notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the old notes.

Risk Factors	Investing in the new notes involves certain risks. See "Risk Factors" for information regarding risk factors you should consider before investing in the new notes.
Trustee	U.S. Bank National Association will act as the trustee under the indenture pursuant to which the new notes will be issued.
Listing

The new notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the new notes, and there can be no assurances that any public market for the new notes will develop.

Governing Law	The indenture, the new notes and the related guarantees will be governed by the laws of the State of New York.

RISK FACTORS

        An investment in the new notes involves a high degree of risk. You should consider carefully the following risks involved in investing in the new notes, as well as the other information contained or incorporated by reference in this prospectus, before deciding whether to purchase the new notes. In particular, you should carefully consider, among other things, the matters discussed below and under "Risk Factors" in our 2015 Form 10-K. The actual occurrence of any of these risks could materially adversely affect our business, financial condition and results of operations. In that case, the value of the new notes could decline substantially, and you may lose part or all of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference herein. See "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes, your old notes will continue to be subject to restrictions on transfer and may become less liquid.

        We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain exceptions. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes.

        Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you do not tender your old notes you generally will not have any further registration rights, and your old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the old notes could be adversely affected.

If an active trading market for the new notes does not develop, the liquidity and value of the new notes could be harmed.

        There is no existing market for the old notes or the new notes. An active public market for the new notes may not develop or, if developed, may not continue. If an active public market does not develop or is not maintained, you may not be able to sell your new notes at their fair market value or at all.

        Even if a public market for the new notes develops, trading prices will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. Declines in the market for debt securities generally may also materially and adversely affect the liquidity of the new notes, independent of our financial performance.

You must comply with the exchange offer procedures in order to receive new notes.

        The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent's message and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the New Notes

Our business operations may not generate the cash needed to service our indebtedness, including the new notes.

        Our ability to make payments on our indebtedness, including the new notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the new notes, or to fund our other liquidity needs, or at all.

The indenture governing the new notes imposes significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and, if we fail to comply with such restrictions, could result in an event of default under the indenture.

        The indenture governing the new notes imposes significant operating and financial restrictions on us. These restrictions, subject to certain exceptions, limit our ability to, among other things:

  •
  pay dividends or make other distributions on, or redeem or repurchase, capital stock;

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  make certain investments;

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  incur certain liens or certain debt;

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  transfer or sell certain assets and subsidiary capital stock;

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  enter into transactions with affiliates;

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  alter the business that we conduct;

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  designate our subsidiaries as unrestricted subsidiaries; and

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  enter into mergers, consolidations and sales of substantially all of our or our subsidiaries' assets.

        As a result of these restrictions, we are limited as to how we conduct our business and we may be unable to finance our future operations or capital needs or engage in other business activities that may be in our interest. The terms of any future indebtedness we may incur could include more restrictive covenants. Our ability to comply with these covenants may be affected by events beyond our control. There can be no assurance that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers and/or amend the covenants in order to avoid an event of default.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

        We have outstanding subordinated notes issued under two junior subordinated indentures (the "Junior Subordinated Notes"), each of which contain certain provisions relating to events of default. If there was an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. There can be no assurance that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected. Furthermore, if we are unable to repay, refinance or restructure any future secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness, and we could be forced into bankruptcy or liquidation. In addition, any event of default or declaration of acceleration under one debt instrument could also result in a cross-default under one or more of our other debt instruments.

Redemption may adversely affect your return on the new notes.

        We have the right to redeem some or all of the new notes prior to maturity, as described under "Description of the New Notes—Optional Redemption." CIFC may redeem prior to October 30, 2020, at our option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the new notes to be redeemed, plus (ii) the Applicable Premium (as defined in "Description of the New Notes—Optional Redemption") as of the date of redemption, plus (iii) accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after October 30, 2020, we may redeem, at our option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at certain redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), at the redemption price applicable to the corresponding twelve-month period set forth under "Description of the New Notes—Optional Redemption." We may redeem the new notes at times when the prevailing interest rates may be relatively low.

        In addition, until October 30, 2020, CIFC may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the new notes with the proceeds from one or more public equity offerings at a redemption price equal to 108.500% of the aggregate principal amount of the new notes to be redeemed (such percentage to be equal to 100% plus the annual coupon on the new notes), plus accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the original aggregate principal amount of new notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption, and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

        Accordingly, you may not be able to reinvest the proceeds of any such redemption in a comparable security at an effective interest rate as high as that of the new notes.

The new notes and related guarantees are unsecured and are effectively subordinated to our secured indebtedness.

        The new notes and related guarantees are not secured by any of our assets and therefore are effectively subordinated to the claims of any secured debt holders to the extent of the value of the assets securing our secured indebtedness. The indenture governing the new notes will permit us to incur additional senior secured indebtedness, the holders of which will be entitled to the remedies available to a secured lender. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, there can be no assurance that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less, ratably, than holders of secured indebtedness.

Despite our current indebtedness level, we may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial indebtedness.

        As of December 31, 2015, CIFC had $160.0 million of unsecured indebtedness outstanding under the old notes and the Junior Subordinated Notes. The terms of the indenture governing the new notes permit us to incur substantial additional indebtedness in the future, including secured indebtedness. If we incur any additional indebtedness that ranks equal to the new notes, the holders of that debt will be entitled to share ratably with the holders of the new notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. In particular, the terms of the indenture allow us to incur a substantial amount of incremental debt which ranks equal to the new notes, including various amounts of debt permitted under the definition of "Permitted Indebtedness" in the Description of the New Notes. If new debt is added to our or our subsidiaries' current debt levels, the related risks that we now face could intensify.

The new notes and related guarantees will be structurally subordinated to all liabilities of our subsidiaries that are designated as "Non-Guarantor Entities" under the indenture.

        The new notes and related guarantees will be structurally subordinated to all of the liabilities of our subsidiaries that are designated as "Non-Guarantor Entities" as that term is defined in the indenture. In the event of a bankruptcy, liquidation or dissolution of any such non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indenture governing the new notes contains limitations on the incurrence of additional indebtedness by us and our restricted subsidiaries, such limitations are subject to a number of significant exceptions. Moreover, the indenture governing the new notes does not impose any limitation on the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indenture. As of the date of this prospectus, none of our subsidiaries (as such term is defined under Regulation S-X promulgated under the Securities Act) are designated as "Non-Guarantor Entities" under the indenture governing the old notes.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes or that you will be able to transfer or resell notes without registration under applicable securities laws.

        The new notes are a new issue of securities for which there is no established public market. There can be no assurance that an active market for the new notes will develop or, if developed, that it will continue. If an active trading market for the new notes does not develop, the market price and liquidity of the new notes may be adversely affected. The liquidity of any trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

        Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. There can be no assurance that the market, if any, for the new notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount from the initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

We may not be able to finance a change of control offer required by the indenture.

        Pursuant to the indenture governing the new notes, we are required to make an offer to purchase all of the new notes then outstanding at 101% of their principal amount outstanding, plus accrued and unpaid interest, upon a change of control. The source of funds for any such purchase of the new notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new equityholders. There can be no assurance that sufficient funds from such sources will be available at the time of any change of control to make required purchases of new notes tendered. Our future debt agreements may contain similar restrictions and provisions. If the holders of the new notes exercise their right to require us to repurchase all the new notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the new notes and the indenture will not allow such repurchases. Our failure to offer to purchase all the new notes or to purchase all validly tendered notes would be an event of default under the indenture governing the new notes. See "Description of the New Notes—Change of Control Triggering Event."

You may not be able to determine when a change of control triggering event has occurred under the indenture.

        Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the new notes, constitute a "change of control" that would require us to repurchase the new notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the new notes. In addition, the definition of change of control in the indenture governing the new notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of new notes to require us to repurchase its new notes as a result of a sale of less than all our assets to another person or entity may be uncertain.

Our credit ratings may not reflect all risks of an investment in the new notes.

        The credit ratings assigned to the new notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the new notes and the suitability of investing in the new notes in light of your particular circumstances.

Federal and state fraudulent transfer laws permit a court to void the new notes and the guarantees, and, if that occurs, you may not receive any payments on the new notes.

        The issuance of the new notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will generally be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the new notes or a guarantee and, in the case of (2) only, one of the following is also true:

  •
  we or any of the guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

  •
  payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on our or its business; or

  •
  we or any of the guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay those debts as they mature.

        If a court were to find that the issuance of the new notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the new notes or such guarantee or subordinate the new notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the new notes to repay any amounts received with respect to the new notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes. Further, the voidance of the new notes could result in an event of default with respect to our other debt and that of the guarantors that could result in acceleration of such indebtedness.

  •
  Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any guarantor's other debt. If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the new notes.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. As was demonstrated in a bankruptcy case originating in the State of Florida which was affirmed by a decision by the Eleventh Circuit Court of Appeals on other grounds, this provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws.

The amount that can be collected under the guarantees will be limited.

        Each of the guarantees will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, avoidable. See "Risk Factors—Federal and state fraudulent transfer laws permit a court to void the new notes and the guarantees, and, if that occurs, you may not receive any payments on the new notes." In general, the maximum amount that can be guaranteed by a particular guarantor may be significantly less than the principal amount of the new notes. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless.

If the new notes are rated investment grade at any time by Moody's, Fitch or Standard & Poor's, most of the restrictive covenants and corresponding events of default contained in the indenture governing the new notes will be suspended.

        If, at any time, the credit rating on the new notes, as determined by any of Moody's Investors Service, Fitch Ratings Service, Ltd. or Standard & Poor's Ratings Services, equals or exceeds Baa3, BBB– or BBB–, respectively, or any equivalent replacement ratings, and no default has occurred and is continuing under the indenture governing the new notes, we will no longer be subject to most of the restrictive covenants contained in the indenture. Any restrictive covenants that cease to apply to us as a result of achieving at least one of these ratings will be restored if all such credit rating(s) on the new notes later fall below these thresholds or in certain other circumstances. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments, make distributions and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants are suspended, holders of the new notes will have less credit protection than at the time the new notes are issued. See "Description of the New Notes—Suspension of Covenants."

Under the terms of the indenture, we are permitted to invest in and make payments to certain CLOs and other investment vehicles that will not be Guarantors of the new notes or restricted entities under the indenture, even though such entities may be consolidated for purposes of CIFC's financial statements under GAAP.

        Under the terms of the indenture, we are permitted to invest in and make payments to certain CLOs and other investment vehicles that will not be Guarantors of the new notes or restricted entities under the indenture, even though such entities may be consolidated for purposes of CIFC's financial statements under GAAP. As a result, such amounts will not be available to make payments on the new notes.

USE OF PROCEEDS

        We will not receive any cash proceeds from this exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the old notes.

        The net proceeds from the offering of the old notes were approximately $37.90 million, after deducting the initial purchaser's discount and commissions and expenses payable by us. These net proceeds, together with cash currently on our balance sheet, will be used to comply with new rules promulgated under the Dodd-Frank Act requiring the "securitizer" of asset-backed securities to retain a portion of the credit risk of the assets collateralizing the asset-backed securities and for general corporate purposes, including possible acquisitions. There are no agreements, arrangements or understandings regarding any potential acquisitions as of the date of this prospectus. Pending its ultimate use, we have invested the net proceeds from the offering of the old notes in corporate loans and other investment products managed by the Company.

SELECTED HISTORICAL FINANCIAL DATA

        The following table presents our summary historical consolidated financial data as of and for the periods presented. This information should only be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our 2015 Form 10-K, which is incorporated by reference into this prospectus, as well as our consolidated financial statements and the notes related thereto which are filed as a part of our 2015 Form 10-K. The summary historical financial data for the years ended December 31, 2015, 2014 and 2013 have been derived from our audited consolidated financial statements, which are incorporated by reference from the 2015 Form 10-K and CIFC's annual report on Form 10-K for the fiscal year ended December 31, 2014. Certain 2013 amounts have been re-presented to conform to the current year presentation (see Note 2 of our 2015 Form 10-K for further details). Further, the summary AUM data and other non-GAAP financial data for the periods presented are unaudited. Our consolidated financial statements include the financial statements of the Consolidated Entities.

	2015	2014	2013
Revenues:
Management and incentive fees	$92,079	$4,868	$8,400
Net interest income from investments	5,333	790	333
Interest income—Consolidated Entities	25,106	517,252	474,148

Total net revenues	122,518	522,910	482,881
Expenses:
Employee compensation and benefits	32,027	28,805	23,002
Share-based compensation	5,550	2,692	7,487
Professional services	9,935	7,259	5,277
General and administrative expenses	9,922	10,686	7,557
Depreciation and amortization	7,777	11,421	15,541
Impairment of intangible assets	1,828	—	3,106
Corporate interest expense	3,808	4,236	5,865
Expenses—Consolidated Entities	10,774	40,074	39,857
Interest expense—Consolidated Entities	9,904	171,931	127,059

Total expenses	91,525	277,104	234,751
Other Gain (Loss)
Net gain (loss) on investments	(4,181)	2,474	1,822
Net gain (loss) on contingent liabilities	(2,210)	(2,932)	1,644
Net gain (loss) on investments—Consolidated Entities	(26,114)	(228,777)	56,321
Net gain (loss) on liabilities—Consolidated Entities	24,746	(8,996)	(193,633)
Net gain (loss) on liabilities—Consolidated Entities	2,970	2,031	(51)
Net gain on the sale of management contract	—	229	1,386
Other, net	—	—	(2)

Net other gain (loss)	(4,789)	(235,971)	(132,513)

Income (loss) before income taxes	26,204	9,835	115,617
Income tax (expense) benefit	(25,239)	(22,158)	(18,782)

Net income (loss)	965	(12,323)	96,835
Net (income) loss attributable to non-controlling interest in Consolidated Entities	(631)	20,704	(73,464)

Net income (loss) attributable to CIFC	$334	$8,381	$23,371

Earnings (loss) per share:
Basic	$0.01	$0.37	$1.12
Diluted	$0.01	$0.35	$0.98
Weighted-average number of shares outstanding
Basic	25,314,696	22,908,846	20,800,580
Diluted	26,414,268	24,167,641	25,737,363

	As of December 31,
	($ in thousands)
	2015	2014	2013
Selected Balance Sheet Data:
Cash and cash equivalents	$57,968	$59,290	$25,497
Total assets, including Consolidated Entities	$1,747,203	$13,146,305	$11,597,995
Total liabilities, including non-recourse liabilities of Consolidated Entities	$1,568,401	$12,624,403	$11,290,242
Total equity	$178,802	$521,902	$307,753

	As of December 31,
	($ in thousands)(1)
	2015	2014	2013
AUM(1):
Post-2011 CLOs	$9,860,519	$7,402,986	$4,127,951
Legacy CLOs(2)	2,559,066	4,960,877	6,811,382

Total CLOs	12,419,585	12,363,863	10,939,333
Credit Funds(3)	1,062,712	593,456	406,857
Other Loan-Based Products(3)	573,190	719,170	699,669

Total Non-CLOs(3)	1,635,902	1,312,626	1,106,526

Total Loan-Based AUM	14,055,487	13,676,489	12,045,859
ABS and Corporate Bond CDOs(4)	592,798	687,555	802,821

Total Fee Earning AUM	$14,648,285	$14,364,044	$12,848,680

(1)
Fee Earning AUM is based on latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to consolidated GAAP financial statements.

(2)
Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(3)
Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

(4)
Fee Earning AUM attributable to ABS and Corporate Bond CDO products is expected to continue to decline as these funds run-off per their contractual terms.

	For the Year Ended December 31,
	(in thousands, except ratios)
	2015	2014	2013
Other GAAP Financial Data
Depreciation and amortization	$7,777	$11,421	$15,541
Corporate debt(1)(2)	$160,000	$120,000	$120,000
Corporate interest expense(1)	$3,808	$4,236	$5,865
Net cash provided by (used in)
Operating activities	$(450,368)	$(1,268,276)	$(1,048,891)
Investing activities	$(39,862)	$(223,529)	$350,081
Financing activities	$488,908	$1,525,598	$676,612
Other Non-GAAP Financial Data
Economic Net Income (ENI)	$31,357	$36,095	$41,920
ENI EBITDA	$36,552	$41,603	$48,519
Adjusted Consolidated ENI(3)	$22,516	$20,448	$24,067
Adjusted Consolidated ENI EBITDA(4)	$41,900	$44,182	$53,209
Consolidated Fixed Charge Coverage Ratio(5)(6)	5.9x	6.2x	n/m
Total Consolidated Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio(7)	1.0x	0.9x	n/m

(1)
On November 2, 2015, CIFC Corp. issued $40.0 million par value of senior notes. On July 12, 2014, CIFC's $25.0 million par value convertible notes were converted into 4.1 million shares of CIFC's common stock.

(2)
Amounts are based on par value of debt.

(3)
For the definition of Adjusted Consolidated ENI, see "—Description of the New Notes—Certain Definitions."

(4)
For the definition of Adjusted Consolidated ENI EBITDA, see "—Description of the New Notes—Certain Definitions."

(5)
Ratio presented is pro forma giving effect to the offering. For definition of Consolidated Fixed Charge Coverage Ratio, see "—Description of the New Notes—Certain Definitions."

(6)
Pro forma interest assumes (a) interest at three month LIBOR of 0.28% with a weighted average interest rate of 2.77% on $120.0 million par of junior subordinated notes and (b) interest on $40.0 million par value of senior notes at 8.50%.

(7)
Total senior indebtedness includes the pro forma effect of the offering, or $40.0 million in senior notes.

        We disclose financial measures that are calculated and presented on a basis of methodology other than in accordance with GAAP as follows:

        Economic Net Income ("ENI") is a non-GAAP financial measure of profitability which management uses in addition to GAAP net income (loss) attributable to the Company to measure the performance of our core business (excluding non-core products). We believe ENI reflects the nature and substance of the business, the economic results driven by management fee revenues from the management of client funds and earnings on our investments. ENI represents GAAP net income (loss) attributable to the Company excluding (i) income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organization expenses and (vi) certain other items as detailed.

        ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to GAAP net income (loss) attributable to CIFC, to evaluate our core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

        These non-GAAP measures may not be comparable to similar measures presented by other companies, as they are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, these non-GAAP measures should be considered as an addition to, and not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

        ENI and ENI EBITDA are reconciled from net income (loss) attributable to the PTP Parent as determined under GAAP as follows:

	For the Year Ended December 31,
	($ in thousands)
	2015	2014	2013
GAAP Net Income (Loss) attributable to the Company	$334	$8,381	$23,371
Income tax expense (benefit)	25,239	22,158	18,782
Amortization and impairment of intangibles	8,218	10,149	17,913
Management fee sharing arrangements(1)	(11,521)	(8,716)	(15,744)
Net (gain)/loss on contingent liabilities and other	2,210	2,932	(1,644)
Employee compensation costs(2)	5,327	1,610	3,767
Management fees attributable to non-core funds	(654)	(814)	(3,139)
Other(3)	2,204	395	(1,386)

Total reconciling items	31,023	27,714	18,549

ENI	31,357	36,095	41,920
Add: Corporate interest expense	3,808	4,236	5,865
Add: Depreciation on fixed assets	1,387	1,272	734

ENI EBITDA	$36,552	$41,603	$48,519

ENI	$31,357	$36,095	$41,920
Add: Share-based compensation	5,348	2,579	4,690
Less: Income taxes(4)	14,189	18,226	22,543

Adjusted Consolidated ENI	$22,516	$20,448	$24,067

ENI EBITDA	$36,552	$41,603	$48,519
Add: Share-based compensation	5,348	2,579	4,690

Adjusted Consolidated ENI EBITDA	$41,900	$44,182	$53,209

(1)
PTP Parent shares management fees on certain of the acquired CLOs it manages (shared with the party that sold the funds to CIFC or an affiliate thereof). Management fees are presented on a gross basis for GAAP and a net basis for non-GAAP ENI.

(2)
Employee compensation has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent LLC and the sharing of incentive fees with certain former employees established in connection with our acquisition of certain CLOs from Columbus Nova Credit Investments Management, LLC.

(3)
For the year ended December 31, 2015, Other predominantly includes professional fees related to the PTP Conversion. For the year ended December 31, 2014, Other represents litigation expenses of $0.6 million and gains from contingent payments collected on the 2012 sale of the Company's rights to manage Gillespie CLO PLC of $0.2 million. For the year ended December 31, 2013, Other represents additional gains from contingent payments collected on the 2012 sale of the Company's rights to manage Gillespie CLO PLC of $1.4 million.

(4)
Income taxes are based on current year GAAP taxes for the periods presented.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On November 2, 2015, we issued and sold the old notes to the initial purchaser without registration under the Securities Act pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act. The initial purchaser subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the old notes are subject to transfer restrictions, we entered into the registration rights agreement under which we agreed to:

  •
  file a registration statement relating of which this prospectus is a part by January 1, 2016;

  •
  to use commercially reasonable efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than March 1, 2016;

  •
  to use our commercially reasonable efforts to cause the exchange offer registration statement to remain effective for at least 20 business days (or longer, if required by applicable law or otherwise extended by the us, at our option);

  •
  to use our commercially reasonable efforts to consummate the exchange offer no later than 60 days after the exchange offer registration statement becomes effective; and

  •
  in certain circumstances, file a shelf registration statement for the resale of the old notes if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 1, 2016, the exchange offer is not consummated within 180 days of such effectiveness (unless the registration statement is subsequently declared effective by the SEC and consummated) or any holder of the old notes is not, due to a change in law or SEC policy, eligible to participate in the exchange offer or elects to participate in the exchange offer but does not receive new notes which are freely tradeable without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder.

        The registration statement is intended to satisfy our exchange offer obligations under the registration rights agreement.

        Under existing interpretations of the SEC, we believe that the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

  •
  it is acquiring the new notes in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person to participate in the distribution of the new notes and is not participating in, and does not intend to participate in, the distribution of such new notes;

  •
  it is not an affiliate of the Company, as that term is interpreted by the SEC; and

  •
  it is not engaged in, and does not intend to engage in, a distribution of the new notes.

        However, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (a "participating broker dealer") will have a prospectus delivery requirement with respect to resales of such new notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. See "Plan of Distribution."

        The form and terms of the new notes are substantially the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old notes; and will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. For a description of the indenture, see "Description of the New Notes."

        If we and the guarantors fail to meet certain specified deadlines under the registration rights agreement, we will be obligated to pay an increased interest rate on the old notes.

        A copy of the registration rights agreement has been filed with the SEC as Exhibit 4.2 to CIFC's Current Report on Form 8-K dated November 2, 2015 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

        We are offering to exchange an aggregate principal amount of up to $40,000,000 of our new notes for a like amount of our old notes. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes. As of the date of this prospectus, all of the old notes are outstanding.

        Old notes tendered in the exchange offer must be in denominations of a principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.

        Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indenture relating to the old notes and the new notes. Existing transfer restrictions would continue to apply to such old notes. See "Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your old notes for new notes, your old notes will continue to be subject to restrictions on transfer and may become less liquid" for more information regarding old notes outstanding after the exchange offer.

        None of the Company, the guarantors, or our respective boards of directors or management, recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

        The expiration date is 5:00 p.m., New York City time, on                        , 2016, or such later date and time to which the exchange offer is extended.

        We have the right, in accordance with applicable law, at any time:

  •
  to delay the acceptance of the old notes;

  •
  to terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  •
  to extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

  •
  to waive any condition or amend the terms of the exchange offer in any manner.

        If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old notes disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

        If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

        We will accept all old notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue new notes registered under the Securities Act to the exchange agent.

        The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

        We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

        In tendering old notes, you must warrant in the letter of transmittal or in an agent's message (described below) that:

  •
  you have full power and authority to tender, exchange, sell, assign and transfer old notes;

  •
  we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

  •
  the old notes tendered for exchange are not subject to any adverse claims or proxies.

        You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

        Additionally, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Procedures for Tendering Old Notes

  Valid Tender

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old notes either if (1) a tender of old notes is to be made by delivering physical certificates for such old notes to the exchange agent or (2) unless an agent's message is transmitted in lieu of a letter of transmittal, a tender of old notes is to be made by book-entry transfer to the account of the exchange agent at DTC.

        Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC and:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date or such other internal deadline set by DTC as the case may be.

        In addition, either:

  •
  the exchange agent must receive old notes along with the letter of transmittal; or

  •
  the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption "—Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption "—Exchange Agent."

        A tender by a holder that is accepted by us and not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If you tender fewer than all of your old notes, you should fill in the amount of old notes tendered in the appropriate box on the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to CIFC. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

        If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

        Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old notes from the exchange agent at its offices listed under the caption "—Exchange Agent."

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Exchange Act, including:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

  DTC Book-Entry Transfers

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account in accordance with its ATOP procedures for transfer.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "—Exchange Agent." In this context, the term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Determination of Validity

        We will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. None of us, any of our affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will we or they be liable for failing to give any such notice.

        We reserve the absolute right, in our sole and absolute discretion:

  •
  to reject any tenders determined to be in improper form or unlawful;

  •
  to waive any of the conditions of the exchange offer; and

  •
  to waive any condition or irregularity in the tender of old notes by any holder.

        Any waiver to the exchange offer will apply to all old notes tendered.

Resales of New Notes

        Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new notes will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder is acquiring the new notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new notes and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment of the new notes) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

        By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

  •
  the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

  •
  neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes; and

  •
  neither the holder nor any other person receiving the new notes is an "affiliate" (as defined under the Securities Act) of us.

        If any holder or any such other person is an "affiliate" of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" of the new notes, such holder or other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC referred to above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a "participating broker-dealer." However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an "underwriter" (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part becomes or is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights

        You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

  •
  specify the name of the person tendering the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

  •
  where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

        If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old notes may again be tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

        We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. None of us, any of our affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

        Withdrawn old notes will be returned to the holder after withdrawal. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged will be credited to an account maintained with DTC. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

  •
  the new notes to be received will not be tradable by the holder without restriction under the Securities Act and the Exchange Act;

  •
  we have not received all applicable governmental approvals;

  •
  the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

        The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "—Terms of the Exchange Offer."

        In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

        If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and use commercially reasonable efforts to cause such shelf registration statement to become or be declared effective by the SEC. See "—Registration Rights and Additional Interest on the Old Notes."

Exchange Agent

        We appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance and for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the following address:

By Hand and Overnight Delivery or	Certified Mail
By Facsimile:
US Bank National Association	(For Eligible Institutions only):
111 Fillmore Avenue	Fax: (651) 466-7367
St. Paul, MN 55107-1402
Attn: Corporate Actions
CIFC Corp.
8.50% Senior Secured Notes due 20215
For Information:
US Bank National Association
111 Fillmore Avenue
St. Paul, MN 55107-1402
Attn: Corporate Actions

        If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, CIFC will not recognize any gain or loss for accounting purposes for the exchange transaction. CIFC intends to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Registration Rights and Additional Interest on the Old Notes

        If:

  •
  applicable law or SEC policy do not permit us to consummate the exchange offer contemplated by this prospectus; or

  •
  for any other reason the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 1, 2016 or the exchange offer is not consummated within 180 days of such effectiveness (unless such registration statement is subsequently declared effective and the exchange offer is subsequently consummated); or

  •
  with respect to any holder of old notes:

  •
  such holder is prohibited from participating in the exchange offer due to a change in law or SEC policy;

  •
  such holder elects to participate in the exchange offer but does not, due to a change in law or SEC policy, receive new notes which are freely tradeable without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder, or

  •
  such holder is a broker-dealer and holds old notes acquired directly from CIFC or an affiliate of CIFC, subject to certain conditions.

        then, upon the such holder's request, CIFC will:

  •
  as soon as practicable but no later than the deadline provided for in the registration rights agreement, file a shelf registration statement covering resales of the old notes or the new notes, as the case may be;

  •
  use our commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC no later than the deadline provided for in the registration rights agreement; and

  •
  use our commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of at least one year from the effective date of the shelf registration statement (or until all securities covered by the shelf registration statement have been sold in accordance therewith).

        If:

  •
  the exchange offer registration statement is not filed with the SEC on or prior to January 1, 2016;

  •
  the exchange offer registration statement is not declared effective on or prior to March 1, 2016 (unless the exchange offer is not permissible under applicable law or SEC policy);

  •
  the exchange offer is not consummated on or prior to the 60th day following the effectiveness of the exchange offer registration statement;

  •
  if required, a shelf registration statement is not filed with the SEC on or prior to the later of April 30, 2016 and the 60th day after the filing obligation arises;

  •
  if required, a shelf registration statement is not declared effective by the SEC on or prior to June 29, 2016; or

  •
  any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective or fails to be useable for its intended purpose as described in the registration rights agreement.

(each such event, a "registration default"), then the interest rate borne by the old notes will be increased by 0.25% per annum (such increase, the "additional interest") during the 90-day period immediately following the occurrence of any registration default and will increase by 0.25% per annum at the beginning of each subsequent 90-day period, up to a maximum increase of 1.00% per annum. Following the cure of all registration defaults, the accrual of additional interest will cease.

        Since CIFC was unable to file the exchange offer registration statement with the SEC on or prior to January 1, 2016 as certain required financial information did not become available until the preparation of the 2015 Form 10-K, the interest rate borne by the old notes increased temporarily as provided above.

DESCRIPTION OF THE NEW NOTES

General

        You can find definitions of certain terms used in this description under the heading "—Certain Definitions." For purposes of this "Description of the New Notes" section, references to the "Company", "we", "us", and "our" include only CIFC Corp., and not its Subsidiaries or the PTP Parent.

        The Company issued the old notes and will issue the new notes under an indenture (the "Indenture") dated as of November 2, 2015 among the Company, the Guarantors, as defined therein, and U.S. Bank National Association, as trustee (the "Trustee"). The Company thereafter entered into the first supplemental indenture, dated April 4th, 2016, among the Company, CIFC Holdings I LLC, a Delaware limited liability company and newly formed, wholly-owned direct subsidiary of PTP Parent, CIFC Holdings II Sub LLC, a Delaware limited liability company and newly formed, wholly-owned indirect subsidiary of PTP Parent, CIFC Holdings III Sub LLC, a Delaware limited liability company and newly formed, wholly-owned indirect subsidiary of PTP Parent, and U.S. Bank National Association, as trustee, for the purpose of adding CIFC Holdings II Sub LLC and CIFC Holdings III Sub LLC as guarantors under the Indenture. The terms of the new notes will include those stated in the Indenture and those made part of the Indenture by reference to the terms of the Trust Indenture Act. Unless the context otherwise requires, the term "notes" includes the old notes and the new notes.

        We have summarized selected terms and provisions of the Indenture. We urge you to read the Indenture in its entirety because it, and not this description, defines your rights. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The TIA will become applicable to the Indenture upon the qualification of the Indenture under the TIA, which will occur at such time as the new notes have been registered under the Securities Act. The Indenture provides that the Company will comply with the provisions of §314 of the TIA to the extent applicable.

        The following summary of selected provisions of the Indenture and the new notes is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture. If you would like more information on any of these provisions, you should refer to and read the relevant sections of the Indenture.

        The new notes will be issued only in fully registered book-entry form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 above that amount. The new notes will be issued in the form of a global note (the "global note"). The global note will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC, New York, New York, as described under "—Denomination, Transfer, Exchange and Book-Entry Procedures."

Principal Amount; Maturity and Interest

        The Company will issue the new notes in an initial aggregate principal amount of up to $40,000,000. The new notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

        The new notes will bear interest at a rate per annum equal to 8.50%. We will pay interest semi-annually in arrears on April 30 and October 30 of each year, beginning on April 30, 2016. Each such date is referred to as an interest payment date. Interest on the new notes will be payable to the person in whose name such new notes are registered on April 15 and October 15 immediately preceding the applicable interest payment date. Interest payable on the new notes will accrue from the date it was most recently paid and be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If an interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

        The new notes will mature on October 30, 2025 (the "Maturity Date"), unless earlier repurchased or redeemed in accordance with the Indenture.

Additional Notes

        The new notes will initially be limited to $40,000,000 aggregate principal amount. The Company may "reopen" this series of new notes and issue additional new notes ("additional new notes") in an amount up to $15,000,000 under a one-time additional new notes issuance under the Indenture; provided that (i) the terms of the additional new notes issued are identical to the terms of the new notes being offered hereby (except for the issue date and public offering price), (ii) the additional new notes cannot be sold for less than 100% of par value and (iii) an affirmation of each Rating Agency then rating and monitoring the new notes (which affirmation may be by email) has been received that the additional new notes issuance would not result in the Rating of the new notes being lower than the Required Rating.

Paying Agent and Registrar for the New Notes

        The Company will maintain one or more paying agents (each, a "paying agent") for the new notes.

        The Company will also maintain one or more registrars (each, a "registrar") and a transfer agent. The registrar(s) and transfer agent will maintain a register reflecting ownership of new notes outstanding from time to time and will make payments on and facilitate transfer of new notes on behalf of the Company.

        The Trustee will initially act as paying agent, registrar and transfer agent with respect to the new notes. The Company may change the paying agent or registrar without prior notice to the Holders.

Ranking

        The new notes will be the Company's senior unsecured obligations and the payment of the principal of, premium, if any, and interest on the new notes and any payment by any Guarantor under any Guarantee of the new notes will rank (i) equally in right of payment with all of the Company's or the applicable Guarantor's, as the case may be, other existing and future Indebtedness and other obligations of the Company or the applicable Guarantor, as the case may be, that are not by their terms expressly subordinated in right of payment to the new notes or the applicable Guarantee of the new notes, and (ii) senior in right of payment to all of the Company's or the applicable Guarantor's, as the case may be, existing and future subordinated Indebtedness, from time to time outstanding.

        The new notes will be effectively subordinated to all of the Company's and the Guarantors' existing and future secured obligations to the extent of the value of the collateral securing such obligations, and structurally subordinated to any existing and future obligations of any of the Company's or the Guarantors' Subsidiaries (which, in each case, are not themselves also Guarantors) with respect to claims against the assets of such Subsidiaries. In the event of bankruptcy or insolvency, any secured creditors will have a prior secured claim to any collateral securing the debt owed to them. Neither the Company nor any of its Subsidiaries have any other outstanding senior notes. As of December 31, 2015, the Company and the Guarantors had, in the aggregate, $160 million of Indebtedness (of which $40 million was the outstanding principal of the new notes and $120 million was the subordinated Indebtedness, and non of which would have been secured Indebtedness).

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Entities (as defined herein) may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and, in any case, such additional Indebtedness may be secured Indebtedness. See "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness."

        As set out under "—Guarantees" below, certain of the Restricted Entities may cease to, guarantee the new notes (each, a "Non-Guarantor Entity"). In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of the Non-Guarantor Entities, such Non-Guarantor Entity will pay the holders of its debt and trade creditors before they will be able to distribute any of its assets to the Company or, if such Non-Guarantor Entity is a Subsidiary of a Guarantor, to such Guarantor. As a result, all of the existing and future liabilities of our Non-Guarantor Entities, including any claims of trade creditors, will be effectively senior to the new notes with respect to the assets of any such Non-Guarantor Entity.

Guarantees

        Each of the Guarantors as of the Issue Date will unconditionally guarantee the performance of all Obligations of the Company under the Indenture and the new notes on an unsecured basis. The PTP Parent will be a Guarantor of the new notes. The Obligations of each Guarantor in respect of its Guarantee will be limited as necessary to purport to prevent the Guarantees from constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law. See "Risk Factors—Risks Related to the New Notes—Federal and state fraudulent transfer laws permit a court to void the new notes and the Guarantees, and, if that occurs, you may not receive any payments on the new notes."

        Each Guarantor (other than, with respect to clauses (2), (3) and (4) below, the PTP Parent) will be released and relieved of its obligations under its Guarantee in the event:

  (1)
  there is a discharge, Legal Defeasance or Covenant Defeasance as discussed under "—Satisfaction and Discharge" or "—Defeasance of Certain Covenants";

  (2)
  there is a sale or other disposition of Capital Stock of a Guarantor following which such Guarantor is no longer a direct or indirect Subsidiary of the Company or, following the PTP Conversion, the PTP Parent;

  (3)
  there is a sale of all or substantially all of the assets of a Guarantor (including by way of merger, stock purchase, asset sale or otherwise permitted by the Indenture) to a Person that is not (either before or after giving effect to such transaction) a Restricted Entity; or

  (4)
  such Guarantor is designated as Non-Guarantor Entity;

provided, that, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions of the Indenture.

        If any Person becomes a Restricted Entity (for the avoidance of doubt, including upon a Revocation of the Designation of such Person as an Unrestricted Entity), subject to the next succeeding paragraph, the Company or, following the PTP Conversion, the Company or the PTP Parent, as applicable, will cause those Restricted Entities to become Guarantors by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel. In accordance with the terms of the Indenture, after the supplemental indenture becomes effective, the Company will notify Holders of such event in accordance with the Indenture.

        The Indenture also provides that the Company may designate any Restricted Entity other than, following the PTP Conversion, the PTP Parent as a Non-Guarantor Entity if the Consolidated Total Assets of such Restricted Entity, together with the Consolidated Total Assets of all then-existing Non-Guarantor Entities designated pursuant to the Indenture on a combined and Consolidated basis and taken as a whole without duplication, would not represent 10% or more of the Company's

Consolidated Total Assets or, following the PTP Conversion, 10% or more of the PTP Parent's Consolidated Total Assets as of the end of the most recently completed fiscal quarter of the Company or the PTP Parent, as applicable (the foregoing, the "Non-Guarantor Limitation"); provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to, and any calculation with respect to the Non-Guarantor Limitation shall not include, any Foreign Manager Owned Affiliates. If, as of the end of any fiscal quarter of the Company or PTP Parent, as applicable, the Consolidated Total Assets of the Non-Guarantor Entities, on a combined and Consolidated basis and taken as a whole without duplication, exceed the Non-Guarantor Limitation, the Company shall be required to add one or more Non-Guarantor Entities as Guarantors in order to comply therewith. The Company shall promptly notify the Trustee of any such addition and otherwise comply with the provisions of the Indenture regarding additional Guarantors.

        Any Subsidiary of the Company and, following the PTP Conversion, any Subsidiary of the PTP Parent (a "PTP Parent Subsidiary") that is not a Guarantor, including any Subsidiary of the Company or any PTP Parent Subsidiary that is Designated as an Unrestricted Entity pursuant to and in accordance with the Indenture, will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company or a Guarantor in the event of any bankruptcy or insolvency proceeding of such entity. In addition, holders of minority interests in these Subsidiaries of the Company or the PTP Parent, as applicable, may receive distributions prior to or pro rata with the Company or such Guarantor, depending on the terms of the equity interests.

        Any Guarantor that makes a payment under its Guarantee will be entitled, upon payment in full of all guaranteed obligations under the Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, as determined in accordance with GAAP.

        If a Guarantor's Guarantee of the new notes were to be rendered voidable, it could be subordinated by a court to all other Indebtedness (including other Guarantees and contingent liabilities) of the Guarantor and, depending on the amount of such Indebtedness, a Guarantor's liability on its Guarantee of the new notes could be reduced to zero. The terms of each Guarantee will be limited as necessary to seek to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors—Risks Related to the New Notes—Federal and state fraudulent transfer laws permit a court to void the new notes and the related Guarantees, and, if that occurs, you may not receive any payments on the new notes."

Optional Redemption

        Prior to October 30, 2020, the Company may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the new notes to be redeemed, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after October 30, 2020, the Company may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the Trustee) at the following redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 30 of any year set forth below:

Year	Percentage
2020	104.250%
2021	102.834%
2022	101.417%
2023 and thereafter	100.000%

        "Applicable Premium" means, with respect to any new note on any date of redemption, as determined by the Company, the excess (if any) of (a) the present value at such date of redemption of (1) the redemption price of such new note at October 30, 2020, as set forth in the table above plus (2) all required interest payments due on such new note through October 30, 2020 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such date of redemption plus 50 basis points over (b) the principal amount outstanding of such new note.

        "Treasury Rate" means, as of any date of redemption, the yield to maturity as of such date of redemption of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to October 30, 2020; provided that if the period from the date of redemption to such date is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest U.S. Treasury securities for which such yields are given, except that if the period from the date of redemption to such date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

        In addition, until October 30, 2020, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of new notes at a redemption price equal to 108.500% of the aggregate principal amount thereof (such percentage to be equal to 100% plus the annual coupon on the new notes), plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the original aggregate principal amount of new notes issued under the Indenture and the original principal amount of any additional new notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        In the event that less than all of the new notes are to be redeemed at any time, DTC will select the new notes to be redeemed by lot in accordance with its applicable procedures in the case of new notes represented by the global note and otherwise on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to the redemption procedures of the applicable depositary. No new notes of a principal amount of $1,000 or less may be redeemed in part and new notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only so long as any principal amount of new notes remaining unredeemed is in an authorized denomination.

        The Company will pay the applicable redemption price for any new note together with accrued and unpaid interest thereon through, but excluding, the date of redemption. On and after the date of redemption, interest will cease to accrue on new notes or portions thereof called for redemption as long as the Company has deposited with the paying agent immediately available funds in satisfaction of the redemption price pursuant to the Indenture. Upon redemption of any new notes by the Company, such redeemed new notes will be cancelled.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        Under certain circumstances, the Company may be required to offer to purchase new notes as described under "—Certain Covenants—Change of Control Triggering Event." The Company may at any time and from time to time purchase new notes through tender offers, in the open market, in negotiated transactions or otherwise. Any such purchases shall be conducted in accordance with applicable securities laws, and may be made so long as such purchase does not otherwise violate the terms of the Indenture. New notes acquired and held by the Company or Affiliates thereof may not be voted in any vote of Holders and may be subject to other limitations.

Registration Rights

        Holders will have registration rights pursuant to the terms of a Registration Rights Agreement, as described under "Exchange Offers; Registration Rights."

Financial Information Following the PTP Conversion

        Under generally accepted accounting principles, the PTP Conversion was accounted for on a historical cost basis whereby the consolidated assets and liabilities of the PTP Parent were recorded at the historical cost of CIFC as reflected on CIFC's consolidated financial statements. Accordingly, the consolidated financial statements of the PTP Parent immediately following the PTP Conversion are substantially similar to the consolidated financial statements of CIFC immediately prior to the PTP Conversion. Any reference in this Description of the New Notes to a Four Quarter Period, twelve-month period or other period with respect to financial information of the Company or the PTP Parent which period includes the date the PTP Conversion is consummated (the "Conversion Date") refers to (i) the financial information of CIFC for any portion of such period prior to the Conversion Date, and (ii) the financial information of the PTP Parent for any portion of such period following the Conversion Date.

Certain Covenants

Suspension of Covenants

        During any period of time that (i) the new notes have an Investment Grade Rating from any Rating Agency and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and the Restricted Entities will not be subject to the provisions of the Indenture described under:

  1.
  "—Limitation on the Incurrence of Additional Indebtedness";

  2.
  "—Limitation on Guarantees";

  3.
  "—Limitation on Designation of Unrestricted Entities";

  4.
  "—Limitation on Restricted Payments";

  5.
  "—Limitation on Asset Sales and Sales of Subsidiary Stock";

  6.
  clause (2) of "—Limitation on Merger, Consolidation or Sale of Assets;" and

  7.
  "—Limitation on Transactions with Affiliates;"

        (collectively, the "Suspended Covenants").

        In the event that the Company and the Restricted Entities are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") a Rating Agency withdraws its Investment Grade Rating or downgrades its rating assigned to the new notes below an Investment Grade Rating so that the new notes no longer have an Investment Grade Rating from any Rating Agency then rating the new notes, then the Company and the Restricted Entities will thereafter again be subject to the Suspended Covenants. The period of time from the date of the Covenant Suspension Event until the Reversion Date is referred to as the "Suspension Period." If after any Reversion Date, an additional Covenant Suspension Event occurs, the Company and the Restricted Entities will again not be subject to the Suspended Covenants. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

        On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to clause (1) or any subclause of clause (2) of "—Limitation on the Incurrence of Additional Indebtedness" below (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to clause (1) or any subclause of clause (2) of "—Limitation on the Incurrence of Additional Indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date (it being understood that any such Indebtedness that could have been incurred only pursuant to subclause (l) of clause (2) shall nevertheless be deemed to have been outstanding on the Issue Date), so that, in each case, such Indebtedness is classified as permitted under clause (2)(c) of "—Limitation on the Incurrence of Additional Indebtedness." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period.

        On the Reversion Date, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (2)(c) under "—Limitation on Transactions with Affiliates."

        On the Reversion Date, for purposes of "—Limitation on Asset Sales and Sales of Subsidiary Stock," the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the new notes will ever achieve or maintain Investment Grade Ratings.

Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion (in principal amounts of $1,000 and multiples of $1,000 in excess thereof) of the Holder's new notes at a purchase price equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the "Change of Control Payment"). Notwithstanding the occurrence of a Change of Control Triggering Event, the Company will not be obligated to repurchase the new notes under this covenant if it has exercised its rights to redeem all the new notes under "—Optional Redemption."

        Holders will not be entitled to require the Company to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control Triggering Event.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company must notify the Trustee in accordance with the Indenture (who shall forward to each Holder), offering to purchase the new notes as described above (a "Change of Control Offer"). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days from the date of notice, other than as may be required by law (the "Change of Control Payment Date").

        On the Business Day prior to the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Trustee, as paying agent, funds in an amount equal to the Change of Control Payment in respect of all new notes or portions thereof so tendered. On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all new notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and

  (2)
  deliver or cause to be delivered to the Trustee for cancellation the new notes so accepted together with an Officers' Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

        If only a portion of a new note is purchased pursuant to a Change of Control Offer, adjustments to the amount and beneficial interests in the global note will be made, or should the new notes be Certificated Notes, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note.

        The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all new notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described under "—Optional Redemption" and the new notes are redeemed in full in accordance therewith within 60 days of such notice, unless and until there is a default in payment of the applicable redemption price.

        New notes repurchased by the Company pursuant to a Change of Control Offer will be cancelled and cannot be reissued. New notes purchased by a third party pursuant to the preceding paragraph will have the status of new notes issued and outstanding.

        In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept and do not withdraw their acceptance of a Change of Control Offer and the Company or a third party purchases all of the new notes held by such Holders, the Company will have the right, on not less than 10 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the new notes that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the new notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

        Other existing and future Indebtedness of the Company and the Restricted Entities may contain prohibitions on the occurrence of events that would constitute a Change of Control Triggering Event or require that such other Indebtedness be repurchased upon a Change of Control Triggering Event.

Moreover, the exercise by the Holders of their right to require the Company to repurchase the new notes upon a Change of Control Triggering Event could cause a default under such Indebtedness even if the Change of Control Triggering Event itself does not.

        If a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the new notes that might be delivered by Holders seeking to accept the Change of Control Offer, which could cause a default under other existing and future Indebtedness. Moreover, the exercise by the Holders of their right to require the Company to repurchase the new notes could cause a default under such other existing and future Indebtedness, even if the Change of Control Payment itself does not, due to the financial effect of such repurchase on the Company or its Subsidiaries. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain necessary financing. See "Risk Factors—Risks Related to the New Notes—We may not be able to finance a change of control offer required by the Indenture."

        The Company and, following the PTP Conversion, the PTP Parent, as applicable, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, to the extent that such laws and regulations are applicable in connection with the purchase of new notes in connection with a Change of Control Offer.

        To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control Triggering Event" provisions of the Indenture, the Company and, following the PTP Conversion, the PTP Parent, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by doing so.

        The Change of Control Offer feature of the new notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company or, following the PTP Conversion, the PTP Parent, or their respective Subsidiaries, and, thus, the removal of incumbent management.

        Subject to the limitations discussed below, the Company and the Restricted Entities could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the capital structure of the Company or the Restricted Entities, or their then prevailing credit ratings. Restrictions on the ability of the Company and the Restricted Entities to Incur additional Indebtedness are contained in the covenants described under "—Limitation on the Incurrence of Additional Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the new notes then outstanding.

        The definition of Change of Control Triggering Event includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company or, following the PTP Conversion, the PTP Parent, and their respective Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase its new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of such entities, taken as a whole to another Person or group may be uncertain.

        The provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the new notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the new notes.

SEC Reports and Reports to Holders

        Whether or not the Company or, following the PTP Conversion, the PTP Parent, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall provide the Trustee and, upon written request, the Holders of new notes within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in the SEC's rules and regulations for a filer that is a "non-accelerated filer" with substantially the same quarterly and annual financial statements required to be contained in a filing with the SEC on Forms 10-Q and 10-K (but, for the avoidance of doubt, the other disclosure requirements contained in such forms shall not be applicable), and, with respect to the annual financial information only, an audit report on the annual financial statements by the Company's or, following the PTP Conversion, the PTP Parent's certified independent accountants; provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the SEC's EDGAR system or on the Company's website or, if the Company or, following the PTP Conversion, the PTP Parent, is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, on a nonpublic website or posting through an electronic data room or filing sharing or similar service) within the applicable time period specified above.

        To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company or, following the PTP Conversion, the PTP Parent will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if the Trustee or Holders of at least 30% in principal amount of the then total outstanding notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

        In addition, to the extent not satisfied by the above, for so long as any of the new notes remain outstanding and constitute "restricted securities" under Rule 144, the Company or, following the PTP Conversion, the PTP Parent, will furnish to the Holders and prospective investors in the new notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided, that for this purpose, following the PTP Conversion, the PTP Parent shall be deemed to be the "issuer" of the new notes within the meaning of Rule 144A(d)(4).

        Any information filed with, or furnished to, the SEC within the time periods specified in this covenant shall be deemed to have been furnished to the Holders as required by this covenant, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this covenant.

        If at any time following the PTP Conversion, any direct or indirect parent company of the PTP Parent becomes a Guarantor (there being no obligation to do so) and such entity holds no material assets other than cash, Cash Equivalents and the Capital Stock of the PTP Parent and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of such other parent company rather than the PTP Parent.

Limitation on the Incurrence of Additional Indebtedness

  (1)
  The Company and, following the PTP Conversion, the PTP Parent, each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that the Company or any Restricted Entity may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company or, following the PTP Conversion, of the PTP Parent, is greater than 2.5 to 1.0.

  (2)
  Notwithstanding clause (1) above, the Company and the Restricted Subsidiaries and, following the PTP Conversion, the PTP Parent and the Restricted Entities, as applicable, may Incur the following Indebtedness ("Permitted Indebtedness"):

  (a)
  the new notes and the Guarantees, excluding any additional notes, but including any new notes (and any related Guarantees) issued pursuant to the Registration Rights Agreement in exchange for the new notes;

  (b)
  the incurrence of Indebtedness (which, for the avoidance of doubt, may be either secured or unsecured) under Credit Facilities by the Company or any of the Restricted Entities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $10.0 million, outstanding at any one time, less any permanent payments actually made by the borrower thereunder following the Issue Date in respect of Indebtedness thereunder with Net Cash Proceeds from an Asset Sale;

  (c)
  Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date;

  (d)
  Hedging Obligations entered into by the Company and the Restricted Entities in the ordinary course of business (including interest rate hedges against other Indebtedness of the Company and the Restricted Entities) and not for speculative purposes;

  (e)
  intercompany Indebtedness between the Company and any Restricted Entity or between any Restricted Entities; provided, that:

  (A)
  if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the new notes and the Indenture in the case of the Company, or such Guarantor's Guarantee, in the case of any Guarantor, and

  (B)
  in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Entity, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (e) at the time such event occurs;

  (f)
  Indebtedness of the Company or any of the Restricted Entities arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of Incurrence;

  (g)
  Indebtedness of the Company or any of the Restricted Entities represented by bid, surety or performance bonds or letters of credit for the account of the Company or any Restricted Entity, as the case may be, issued in the ordinary course of business and not for financing purposes, and reimbursement obligations in respect thereof;

  (h)
  Refinancing Indebtedness in respect of:

  (A)
  Indebtedness (other than Indebtedness owed to the Company or a Restricted Entity) Incurred pursuant to clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1) above), or

      (B)
      Indebtedness Incurred pursuant to clauses (b), (c) and (d) above, this clause (h) and clauses (j) and (k) below;

    (i)
    Indebtedness arising from agreements entered into by the Company or a Restricted Entity providing for bona fide indemnification, adjustment of purchase price or similar obligations (including in respect of earn-outs not for financing purposes), or from customary guarantees or performance bonds securing any obligations of the Company or any of the Restricted Entities pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Entity, provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually (including non-Cash proceeds based on their Fair Market Value at the time received) received by the Company and the Restricted Entities in connection with such disposition;

    (j)
    Indebtedness of the Company or any Restricted Entity to the extent the net proceeds thereof are promptly (i) used to purchase notes pursuant to a Change of Control Offer or a tender offer, or (ii) deposited to defease the new notes as described under "—Defeasance of Certain Covenants;"

    (k)
    Permitted Acquisition Indebtedness;

    (l)
    Indebtedness representing deferred compensation to employees, officers or directors of the Company or any Restricted Entity incurred in the ordinary course of business, consistent with industry practices and on commercially reasonable terms under the circumstances existing at the time such deferred compensation arrangement is established;

    (m)
    (A)  Guarantees by (1) the Company of Indebtedness of any Restricted Entity permitted to be Incurred by such Restricted Entity under this covenant and (2) any Restricted Entity of any Indebtedness of the Company or another Restricted Entity permitted to be Incurred under this covenant by the Company or such other Restricted Entity; and

    (B)
    Indebtedness constituting a Lien included in clause (7) of the definition of Indebtedness (1) Incurred by the Company in respect of Indebtedness of a Restricted Entity permitted to be Incurred by such Restricted Entity under this covenant and (2) Incurred by a Restricted Entity in respect of Indebtedness of the Company or another Restricted Entity permitted to be Incurred under this covenant by the Company or such Restricted Entity (excluding Indebtedness of any such other Restricted Entity permitted under clause (d) of this definition of Permitted Indebtedness or Refinancing Indebtedness in respect thereof), as the case may be, which Lien is granted in compliance with, if applicable, "—Limitation on Liens."

  (3)
  For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) of this covenant will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.

  (4)
  In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (1) and (2) (or any subclause thereof) of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, and will only be required to include the amount and type of such Indebtedness in one of such clauses (or subclauses) although the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant. For the avoidance of doubt, Indebtedness permitted by clause (o) of the definition of Permitted Indebtedness will be without duplication for the underlying Indebtedness that is Guaranteed or for which a Lien is granted in accordance with such clause (o).

  (5)
  For purposes of determining compliance with this covenant, the U.S. dollar-equivalent principal amount of Indebtedness denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred in the case of term Indebtedness (or first committed in the case of revolving credit Indebtedness), provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, in each case, in the applicable foreign currency. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Entity may Incur pursuant to this covenant shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Limitation on Indebtedness for Money Borrowed

        Neither the Company nor, following the PTP Conversion, the PTP Parent, may Incur any Indebtedness for money borrowed otherwise permitted hereunder as Permitted Indebtedness if the Incurrence of such Indebtedness for money borrowed would result in a Rating of the new notes lower than the Required Rating, after giving effect to such Incurrence of Indebtedness for money borrowed. In order for the Company or the PTP Parent to Incur Indebtedness in accordance with the provisions hereof, such entity shall obtain an affirmation of each Rating Agency then rating and monitoring the new notes (which affirmation may be by email) that, after giving effect to the proposed Incurrence of Indebtedness for money borrowed, the Rating of the new notes will be at least equal to the Required Rating.

Limitation on Guarantees

        The Company and, following the PTP Conversion, the PTP Parent will not permit any Restricted Entity under their respective control (other than a Guarantor in respect of a Guarantee of the new notes) to Guarantee any Indebtedness of the Company or any Guarantor or to secure any Indebtedness of the Company or any Guarantor with a Lien on the assets of such Restricted Entity (other than Permitted Liens), unless contemporaneously therewith (or prior thereto) such Restricted Entity executes and delivers a supplemental indenture to the Indenture providing a Guarantee of the new notes by such Restricted Entity; provided that no Restricted Entity will be required to Guarantee the new notes to the extent it is prohibited by law from doing so. Any Guarantee by any such Restricted Entity of Subordinated Indebtedness of the Company or any Guarantor will be subordinated and junior in right of payment to the contemporaneous Guarantee of the new notes by such Restricted Entity.

Limitation on Designation of Unrestricted Entities

        The Company may designate on or after the Issue Date any direct or indirect Subsidiary of the Company and, following the PTP Conversion, the PTP Parent may designate any direct or indirect Subsidiary of the PTP Parent (other than the Company) as an "Unrestricted Entity" under the Indenture (a "Designation") only if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation;

  (2)
  at the time of and after giving effect to such Designation, the Company or the PTP Parent, as applicable, could Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "—Limitation on the Incurrence of Additional Indebtedness"; and

  (3)
  the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to the first paragraph of "—Limitation on Restricted Payments" or as a Permitted Investment in an amount (the "Designation Amount") equal to the amount of the Company's or, following the PTP Conversion, the PTP Parent's or Company's Investment, as applicable, in such Subsidiary or Restricted Entity on such date (whether made directly or through another Subsidiary thereof).

        Neither the Company nor any Restricted Entity will at any time:

  (1)
  provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Entity) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Entity (including any undertaking, agreement or instrument evidencing such Indebtedness);

  (2)
  be directly or indirectly liable for any Indebtedness of any Unrestricted Entity; or

  (3)
  be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Entity, except, in each case, for any non-recourse Guarantee given solely to support the pledge by the Company or any Restricted Entity of the Capital Stock of such Unrestricted Entity.

        The Company may revoke any Designation of a direct or indirect Subsidiary of the Company or, following the PTP Conversion, the PTP Parent may revoke any Designation of any direct or indirect PTP Parent Subsidiary, as an Unrestricted Entity (a "Revocation") only if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (2)
  all Liens and Indebtedness of such Unrestricted Entity outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

        The Designation of a direct or indirect Subsidiary of the Company or, following the PTP Conversion, of the PTP Parent, as an Unrestricted Entity shall be deemed to include the Designation of all of the direct and indirect Subsidiaries of such Subsidiary. The Company will be required to promptly notify the Trustee of all such Designations and Revocations and all Designations and Revocations must comply with the preceding provisions.

        Notwithstanding anything to the contrary herein, the Company and, following the PTP Conversion, the PTP Parent may not designate any direct or indirect Subsidiary of the PTP Parent as an "Unrestricted Entity" under the Indenture if, at the time of such proposed designation, the Non-Guarantor Limitation would prohibit the Company or the PTP Parent, as applicable, from designating such Subsidiary as a Non-Guarantor; provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to, and any calculation with respect to the Non-Guarantor Limitation shall not include, any Foreign Manager Owned Affiliates.

Limitation on Restricted Payments

        The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

  (a)
  declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Entity to holders of such Capital Stock, other than:

  (1)
  dividends or distributions payable in Qualified Capital Stock of, (i) prior to the PTP Conversion, the Company and, (ii) following the PTP Conversion, the PTP Parent;

  (2)
  dividends or distributions payable to the Company and/or a Restricted Entity; or

  (3)
  in the case of a Restricted Entity that is not wholly-owned, dividends, distributions or returns of capital made on a pro rata basis to the Company and the Restricted Entities, on the one hand, and the other holders of Capital Stock of a Restricted Entity, on the other hand (or on a less than pro rata basis to any other holder);

  (b)
  purchase, redeem or otherwise acquire or retire for value:

  (1)
  any Capital Stock of, (i) prior to the PTP Conversion, the Company and, (ii) following the PTP Conversion, the PTP Parent (other than, in all cases, purchases, redemptions, acquisitions or retirements made with Qualified Capital Stock of the Company or the PTP Parent, as applicable), or

  (2)
  any Capital Stock of any Restricted Entity that is held by an Affiliate of the Company, except for:

  (i)
  Capital Stock held by the Company or a Restricted Entity, or

  (ii)
  purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Entities, on the one hand, and other holders of Capital Stock of a Restricted Entity, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Entity;

  (c)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (other than (A) any inter-company Indebtedness between or among the Company and or any Restricted Entity or (B) the principal payment on or the purchase, repurchase, redemption, defeasance, retirement or other acquisition for value of Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, repurchase, redemption, defeasance, retirement or other acquisition), or

  (d)
  make any Investment (other than Permitted Investments); provided, however, that any Permitted Investments otherwise permitted under item (17) of the definition thereof made in a Foreign Manager Owned Affiliate shall not be a "Permitted Investment" for purposes hereof if the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent, at the time of such Investment, is greater than 2.50 to 1.0;

  if at the time of the Restricted Payment, immediately after giving effect thereto:

    (I)
    a Default or an Event of Default shall have occurred and be continuing;

    (II)
    the Company or, following the PTP Conversion, the PTP Parent is not able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "—Limitation on the Incurrence of Additional Indebtedness;" or

    (III)
    the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property as reasonably determined in good faith by the Company) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof shall exceed the sum of:

    (A)
    with respect to the period, treated as one accounting period, beginning on January 1, 2015 to the end of the most recent fiscal quarter for which consolidated financial information of (i) prior to the PTP Conversion, the Company and, (ii) following the PTP Conversion, the PTP Parent, is available:

    (x)
    if the cumulative Adjusted Consolidated ENI of the Company and/or the PTP Parent, as applicable and without duplication, for such period is a positive amount, 50% of such cumulative Adjusted Consolidated ENI, or

    (y)
    if the cumulative Adjusted Consolidated ENI of the Company and/or the PTP Parent, as applicable and without duplication, for such period is a negative amount, minus 100% of such amount; plus

    (B)
    Following the PTP Conversion, with respect to any period during which the equityholders of the PTP Parent are responsible for the payment of U.S. federal, state and/or local income taxes (as the term income taxes is determined in accordance with GAAP) with respect to their pro rata share of the PTP Parent's taxable income (as determined for U.S. tax purposes), for the primary purpose of offsetting the Company's good faith estimate of the tax liability of a holder of Capital Stock of the PTP Parent as a result of holding such shares (applying, for the purposes of such good faith estimate, the tax liability of U.S. holders at the highest marginal rate in the U.S., giving effect to federal, state and local rates), up to an additional 25% of cumulative Adjusted Consolidated ENI of the PTP Parent for such period, but only to the extent that the Consolidated Fixed Charge Coverage Ratio of the PTP Parent for the most recently completed fiscal quarter of the PTP Parent is at least 2.5 to 1.0; plus

      (C)
      100% of the aggregate net cash proceeds, Cash Equivalents or Fair Market Value of other property, received by (1) prior to the PTP Conversion, the Company and, (2) following the PTP Conversion, the PTP Parent, from any Person from any:

      (i)
      contribution on or subsequent to the Issue Date to the equity capital of the Company or the PTP Parent, as applicable, not representing an interest in Disqualified Capital Stock;

      (ii)
      issuance and sale (or, in the case of property, exchange) on or subsequent to the Issue Date of Qualified Capital Stock of the Company or the PTP Parent, as applicable; or

      (iii)
      issuance and sale on or subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Entity, at such time as it was a Restricted Entity) of any Indebtedness of the Company or any Restricted Entity that has been converted into or exchanged for Qualified Capital Stock of the Company or, following the PTP Conversion, the PTP Parent, excluding, in each case, any such net cash proceeds:

        (x)
        received from a Restricted Entity or, following the PTP Conversion, the Company or a Restricted Entity; or

        (y)
        applied in accordance with clause (2) or (3) (x) of the second paragraph of this covenant below; plus

      (D)
      any Investment Return; plus

      (E)
      100% of any dividend or distributions received by the Company or any Restricted Entity from any Unrestricted Entity, to the extent such amounts were not otherwise included in Adjusted Consolidated ENI of the Company or the PTP Parent, as applicable;

        Notwithstanding the preceding paragraph, this covenant does not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption of Subordinated Indebtedness within 60 days after the date of declaration of such dividend or distribution or giving of the redemption notice, as the case may be, if the dividend, distribution or redemption would have been permitted on the date of declaration or notice pursuant to the preceding paragraph;

  (2)
  if no Default or Event of Default has occurred and is continuing, the making of any Restricted Payment through the application of the net cash proceeds received by the Company or, following the PTP Conversion, the PTP Parent, from a substantially concurrent sale of Qualified Capital Stock of the Company or the PTP Parent, as applicable, or a contribution to the equity capital of the Company or the PTP Parent, as applicable, not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Entity; provided, that the value of any such Qualified Capital Stock used or the net proceeds of which are used to make a Restricted Payment pursuant to this clause (2) shall be excluded from clause (III)(C) of the first paragraph of this covenant (and were not included therein at any time);

  (3)
  if no Default or Event of Default has occurred and is continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness:

  (x)
  solely through the use of, or through the application of net cash proceeds of a substantially concurrent sale, other than a sale to a Restricted Entity, of Qualified Capital Stock of the Company or, following the PTP Conversion, the PTP Parent;

  (y)
  solely through the use of Indebtedness permitted under clause (1) of "—Limitation on the Incurrence of Additional Indebtedness;" or

  (z)
  from Net Cash Proceeds from Asset Sales remaining after the application thereof as required by the covenant described under "—Limitation on Asset Sales and Sales of Subsidiary Stock" (including after making an Asset Sale Offer pursuant to such covenant and the application of the entire Asset Sale Offer Amount to purchase all new notes tendered pursuant to such Asset Sale Offer);

    provided, that the value of any Qualified Capital Stock issued to prepay, purchase, defease, redeem or otherwise acquire or retire any Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (III)(C) of the first paragraph of this covenant (and were not included therein at any time);

  (4)
  repurchases, retirements or other acquisitions by the Company or, following the PTP Conversion, the PTP Parent, of Capital Stock (other than Disqualified Capital Stock) of the Company or the PTP Parent, as applicable, from any current, future or former employees, officers, directors or consultants of the Company or a Restricted Entity (or, in the case of the death or disability of any of the foregoing, their respective authorized representatives), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the amount of any such repurchases, retirements or other acquisitions shall not exceed $5.0 million in any fiscal year plus cash proceeds from any sale of Capital Stock (other than Disqualified Capital Stock) of the Company or, following the PTP Conversion, the PTP Parent, to members of management, employees, officers, directors or consultants of the Company or any Restricted Entity that occurs after the Issue Date, to the extent such proceeds have not otherwise been applied to the payment of Restricted Payments pursuant to paragraph (3) of this subsection;

  (5)
  the repurchase of Capital Stock deemed to occur upon the exercise or vesting of stock options, warrants or phantom stock (or, following the PTP Conversion with respect to the PTP Parent, similar rights in the PTP Parent's equity), in each case, to the extent such Capital Stock (i) represents all or a portion of the exercise price of those stock options, warrants or phantom stock (or, following the PTP Conversion with respect to the PTP Parent, similar rights in the PTP Parent's equity) or (ii) are surrendered in connection with satisfying any federal or state tax obligation incurred in connection with such exercise or vesting;

  (6)
  the declaration and payment of dividends or distributions to holders of Disqualified Capital Stock of the Company or any Restricted Entity issued in accordance with the covenant described under "—Limitation on the Incurrence of Additional Indebtedness";

  (7)
  cash payments in lieu of the issuance of fractional shares (i) in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or, following the PTP Conversion, the PTP Parent and (ii) arising out of stock dividends, splits, combinations or business combinations;

  (8)
  redemption or other acquisition or retirement for value of any Subordinated Indebtedness of the Company or any Guarantor pursuant to and in accordance with the terms of a "change of control" covenant set forth in the indenture or other agreement pursuant to which such Subordinated Indebtedness is issued and such "change of control" covenant is similar to the Change of Control Triggering Event provision included in the Indenture; provided, that the Company (or another Person) has repurchased all new notes required to be repurchased by the Company under the caption "—Change of Control Triggering Event" prior to the purchase, redemption or other acquisition or retirement for value of such Subordinated Indebtedness pursuant to the applicable "change of control" covenant;

  (9)
  any payments made to employees, directors or officers pursuant to any profit sharing plan, or similar arrangements, of the Company or any Restricted Entity, established in the ordinary course of business, consistent with industry practices and on commercially reasonable terms under the circumstances existing at the time such profit sharing plan or similar arrangement is established;

  (10)
  payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the Company's or, following the PTP Conversion, the PTP Parent's, property or assets that complies with the Indenture, provided that as a result of such merger, consolidation or transfer of all or substantially all of the Company's or PTP Parent's, as applicable, property or assets, the Company shall have made a Change of Control Offer or Asset Sale Offer and all new notes tendered by Holders in connection therewith shall have been repurchased, redeemed or acquired in accordance with the Indenture;

  (11)
  fees paid to DFR Holdings LLC in an amount up to $2.0 million per annum;

  (12)
  the acquisition, in open market purchases or otherwise of the Company's or, following the PTP Conversion, the PTP Parent's, Capital Stock (other than Disqualified Capital Stock) in an aggregate amount not to exceed $5.5 million, plus an amount in any fiscal year that does not exceed $2.0 million; provided that up to $1.0 million of such annual excess amount that is not utilized by the Company or the PTP Parent, as applicable, to acquire Capital Stock of the Company or the PTP Parent, as applicable, in any fiscal year may be carried forward to the immediately succeeding year; and

  (13)
  other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (13) not to exceed the Maximum Other Restricted Payment Amount, as of the date of determination.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (III) above, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (6) and (8) above shall be included in such calculation and amounts expended pursuant to clauses (2), (3), (4), (5), (7) and (9) through (13) above shall not be included in such calculation.

        In the event that any Restricted Payment or other payment, purchase, defeasance, redemption, retirement or other acquisition described in this covenant meets the criteria of more than one of the types of Restricted Payments or other payments, purchase, defeasances, redemptions, retirements or other acquisitions described in this covenant (including any subclause hereof), the Company, in its sole discretion, will be permitted to classify such item on the date of payment, and will only be required to include the amount and type of such item in one of such clauses (or subclauses) although the Company may divide and classify an item in one or more of the clauses (or subclauses) and may later re-divide or reclassify all or a portion of such item in any manner that complies with this covenant.

Limitation on Asset Sales and Sales of Subsidiary Stock

        The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, consummate an Asset Sale unless:

  (a)
  the Company or the applicable Restricted Entity, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of; and

  (b)
  at least 75% of the consideration received by the Company or the Restricted Entity, as the case may be, in the Asset Sale shall be in the form of Cash or Cash Equivalents (defined below) received at the time of such Asset Sale; provided, that for the purposes of this covenant, the following will be deemed to be "Cash Equivalents":

  (1)
  Cash Equivalents (as defined herein);

  (2)
  the assumption by the payor of the consideration of any liabilities that are included on the balance sheet (other than Subordinated Indebtedness) of the Company or any Restricted Entity and the release of the Company or such Restricted Entity from all liability in connection therewith;

  (3)
  any securities, notes or other obligations or assets received by the Company or any Restricted Entity from the payor of the consideration that are converted by the Company or such Restricted Entity into Cash or Cash Equivalents within 180 days of the receipt thereof (subject to ordinary settlement periods) to the extent of Cash or Cash Equivalents received in that conversion; and

  (4)
  the Fair Market Value of (i) any Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Entity or (ii) assets to be used (or intended to be used) by the Company or any Restricted Entity in a Permitted Business; and

  (5)
  any Designated Non-cash Consideration received by the Company or any of the Restricted Entities in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (5) that is at that time outstanding, not to exceed $25.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value).

        The Company or any Restricted Entity, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

  (a)
  repay any Senior Indebtedness of the Company or any Guarantor;

  (b)
  make capital expenditures in a Permitted Business;

  (c)
  an Investment in (1) assets (except for current assets as determined in accordance with GAAP or Capital Stock) to be used by or useful to (or intended to be used by or useful to) the Company or any Restricted Entity in a Permitted Business, or (2) all or substantially all of the assets of, or Capital Stock of, a Person engaged in, used in or useful to, a Permitted Business that will become, or the assets of which will be contributed to upon purchase, a Restricted Entity;

  (d)
  an Investment in assets (except for current assets as determined in accordance with GAAP or Capital Stock) or properties that replace the assets that are the subject of the corresponding Asset Sale;

  (e)
  enter into a binding commitment with a Person, other than the Company and the Restricted Entities, to apply such Net Cash Proceeds pursuant to clause (b), (c) or (d) above, provided, that such binding commitment shall be subject only to customary conditions and the applicable purchase shall be consummated within 180 days following the expiration of the aforementioned 365-day period;

  (f)
  permanently reduce secured Indebtedness under one or more Credit Facilities; and/or

  (g)
  to make any Permitted Investments permitted by clauses (12), (13), (14), (15) and (16) of the definition thereof.

        To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of the Asset Sale as described in clause (a) through (g) of the immediately preceding paragraph (or, with respect to clause (e), such later date as permitted thereunder), such amount shall constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an offer to all Holders of new notes to purchase notes (the "Asset Sale Offer"), at a purchase price equal to 100% of the outstanding principal amount of the new notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the "Asset Sale Offer Amount"). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company's option, on a pro rata basis with the holders of any other Senior Indebtedness or pari passu Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness or pari passu Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of new notes and the other Senior Indebtedness or pari passu Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant period for the application of such Net Cash Proceeds set forth above. Pending application in accordance with this covenant, Net Cash Proceeds may be invested in Cash Equivalents.

        Each notice of an Asset Sale Offer will be delivered in accordance with the Indenture to the record Holders as shown on the register of Holders within 20 days following such 365th day (or any later date permitted by clause (e) above), with a copy to the Trustee offering to purchase the new notes as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date of notice, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their notes in whole or in part in amounts of $1,000 and in integral multiples of $1,000 in excess thereof for cash.

        Holders electing to tender their notes shall deliver a notice of election in writing to the Company in accordance with the Indenture at least 10 days before the Asset Sale Offer Payment Date.

        On the Business Day prior to the Asset Sale Offer Payment Date, the Company will, to the extent lawful, deposit with the Trustee, as paying agent, funds in an amount equal to the Asset Sale Offer Amount in respect of all new notes or portions thereof so tendered. On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all new notes or portions thereof properly tendered pursuant to the Asset Sale Offer; and

  (2)
  deliver or cause to be delivered to the Trustee an Officers' Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

        To the extent Holders and holders of other Senior Indebtedness or pari passu Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw notes or the other

Senior Indebtedness or pari passu Indebtedness in an aggregate amount exceeding the amount of Excess Proceeds, the Company will purchase the new notes, the other Senior Indebtedness or pari passu Indebtedness, if any, on a pro rata basis (based on amounts tendered). If only a portion of a new note is purchased pursuant to an Asset Sale Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). New notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, to the extent that such laws and regulations are applicable in connection with the purchase of new notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company will comply with these laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by doing so.

        Upon completion of an Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of new notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Company and/or the Restricted Entities may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture.

Limitations on Liens

        The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Entity, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Subordinated Indebtedness of the Company, the new notes are secured by a Lien on such property, assets or proceeds of the Company;

  (2)
  in the case of Liens securing Subordinated Indebtedness of any Guarantor, the Guarantee of such Guarantor is secured by a Lien on such property, assets or proceeds of such Guarantor;

  (3)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of the Company, the new notes are equally and ratably secured by a Lien on such property, assets or proceeds of the Company; and

  (4)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of any Guarantor, the Guarantee of such Guarantor is equally and ratably secured by a Lien on such property, assets or proceeds of such Guarantor.

  The foregoing shall not apply to:

  (i)
  Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (ii)
  Liens securing all of the new notes and the related Guarantees and all of the new notes issued in exchange therefor pursuant to the Registration Rights Agreement (including notes issued in exchange for additional notes) and secured by a Lien (in each case in accordance with the terms of the Indenture) and any related Guarantees;

  (iii)
  Liens securing Indebtedness permitted to be incurred pursuant to clauses (a), (b), (c), (d) and (k) of the definition of "Permitted Indebtedness" and Liens securing any Refinancing Indebtedness permitted to be incurred pursuant to clause (h) of such definition provided that the Indebtedness being so Refinanced was permitted to be secured Indebtedness under the Indenture; or

  (iv)
  Permitted Liens.

        Any Lien created for the benefit of the Holders pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the relevant Liens described in clauses (1), (2), (3) and (4) above.

Limitation on Merger, Consolidation and Sale of Assets

  (1)
  The Company will not, in one or a series of transactions, consolidate or merge with or into any Person or convey, lease, transfer or otherwise dispose of all or substantially all of its properties, assets or net sales to any Person or permit any Person to merge with or into it unless:

  (a)
  the Company is the continuing entity, or the Person, if other than the Company, formed by such consolidation or into which the Company is merged, or the Person that acquired by sale, assignment, conveyance, transfer, lease or other disposition the properties or assets of the Company and its Subsidiaries substantially as an entirety (for purposes of this clause (1), the "Surviving Entity"), will be organized and validly existing under the laws of the United States, and shall expressly assume (jointly and severally with the Company, unless the Company shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee on the basis that it contains substantially the same terms and conditions as the new notes and the Indenture), all of the Company's obligations under the new notes and the Indenture;

  (b)
  the Surviving Entity (jointly and severally with the Company unless the Company shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on such Holder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the new notes;

  (c)
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

  (d)
  immediately after giving effect to the transaction or series of transactions, the Company (or, following the PTP Conversion, the PTP Parent) or the Surviving Entity, as the case may be, could Incur at least $1.00 of additional Indebtedness without violating the covenant described under "—Limitation on the Incurrence of Additional Indebtedness;"

  (e)
  the Company has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture or Guarantee of the new notes, if applicable, comply with the Indenture and that all conditions precedent provided for in the Indenture and relating to such transaction have been complied with; and

  (f)
  the Company shall have delivered notice of any such transaction to the Rating Agencies then rating the new notes (which notice shall contain a description of such merger, consolidation or conveyance).

  (2)
  Each Guarantor will not, and the Company and, following the PTP Conversion, the PTP Parent, will not cause or permit any Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets or Capital Stock to, any Person (other than the Company) that is not a Guarantor unless:

  (a)
  the Guarantor is the continuing entity, or the Person, if other than the Guarantor, formed by such consolidation or into which the Guarantor is merged, or the Person that acquired by sale, assignment, conveyance, transfer, lease or other disposition the properties or assets of the Guarantor and its Subsidiaries substantially as an entirety (for purposes of this clause (2), the "Surviving Entity"), the Surviving Entity will be organized and validly existing under any laws of the jurisdiction in which such Surviving Entity was organized, and shall expressly assume (jointly and severally with the other Guarantors or with the other Surviving Entities if such other Guarantors have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee on the basis that it contains substantially the same terms and conditions as exist under the current Indenture), all of such Guarantor's obligations under the new notes and the Indenture;

  (b)
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing; and

  (c)
  the applicable Guarantor has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture or Guarantee of the new notes, if applicable, comply with the Indenture and that all conditions precedent provided for in the Indenture and relating to such transaction have been complied with.

  (3)
  Notwithstanding anything to the contrary in the foregoing clauses (1) and (2), so long as no Default under the Indenture or the new notes shall have occurred and be continuing at the time a transaction described in clause (1) or (2) is consummated or would result therefrom:

  (a)
  the Company may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to any Subsidiary of the Company in cases in which the Company is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, it being understood that if the Company is not the surviving entity, the Company shall be required to comply with the requirements set forth in clause (1) above; or

  (b)
  any Subsidiary of the Company (other than a Guarantor) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than the Company or any Restricted Entity) if such transaction would not have a material adverse effect on the Company or, following the PTP Conversion, the PTP Parent, in each case together with its Subsidiaries taken as a whole; or

  (c)
  any Subsidiary of the Company or following the PTP Conversion, any PTP Parent Subsidiary (other than a Guarantor, except when such Guarantor is the surviving entity and continues as a Guarantor) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Restricted Entity; or

  (d)
  any Subsidiary of the Company or, following the PTP Conversion, any PTP Parent Subsidiary (other than a Guarantor) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company, and would not result in a material adverse effect on the Company or, following the PTP Conversion, the PTP Parent, in each case together with its Subsidiaries taken as a whole.

Limitation on Transactions with Affiliates

  (1)
  The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates, including for the avoidance of doubt, any Investment Vehicle that is an Affiliate of the Company or, following the PTP Conversion, the PTP Parent (each, an "Affiliate Transaction") involving aggregate consideration in excess of $2.5 million, unless:

  (a)
  the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

  (b)
  in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $10.0 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company, the approval to be evidenced by an Officers' Certificate stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

  (c)
  in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $20.0 million, (i) the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company, the approval to be evidenced by an Officers' Certificate stating that the Board of Directors has determined that such transaction complies with the preceding provisions, and (ii) the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Entity (if any) from a financial point of view from an Independent Financial Advisor and deliver the same to the Trustee.

  (2)
  Paragraph (1) above will not apply to:

  (a)
  Affiliate Transactions with or among the Company and any Restricted Entity or between or among Restricted Entities;

  (b)
  reasonable fees and compensation paid to and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Entity as determined in good faith by the Company;

  (c)
  Affiliate Transactions (i) in existence on the Issue Date and (ii) in existence immediately following and as a result of the completion of the PTP Conversion, or necessary or advisable to complete the PTP Conversion as described under "—PTP Conversion," in each case, as the Company has determined in good faith would not result in a material adverse effect to the interests of the Holders, or any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Company and the Restricted Entities or the Holders, taken as a whole, than the original agreement as in effect on the Issue Date);

  (d)
  any Restricted Payments made in compliance with "—Limitation on Restricted Payments" or any Permitted Investment;

  (e)
  loans and advances to officers, directors and employees of the Company or any Restricted Entity customary in the industry in which the Company operates and related to the business activities of the Company and the Restricted Entities;

    (f)
    any employment agreement or arrangement, profit sharing, employee benefit plan, officer or director indemnification agreement, issuance or grant of securities or stock options, consulting agreement or arrangement, restrictive covenant agreement, incentive compensation plan, expense reimbursement arrangement or any similar arrangement entered into by the Company or any of the Restricted Entities in the ordinary course of business or consistent with past practice and payments pursuant thereto;

    (g)
    any transaction permitted by the covenant "—Limitations on Merger, Consolidation and Sale of Assets";

    (h)
    transactions between the Company or any Restricted Subsidiary or, following the PTP Conversion, between the PTP Parent or any other Restricted Entity, on the one hand, and any Investment Vehicle managed or advised by the Company or any of the Restricted Entities, on the other hand, in each case so long as such transactions are (x) in the ordinary course of business for the Company, the PTP Parent, any Restricted Subsidiary or any Restricted Entity, as the case may be, including collateral management agreements and fee and expense arrangements, (y) on commercial terms generally consistent with industry standards for transactions with investment vehicles of similar types, including concessions to improve the marketability of the Investment Vehicle, and (z) on commercial terms that, in each case, the Company has determined in good faith would not result in a material adverse effect to the interests of the Holders; and

    (i)
    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or the Restricted Entities (as applicable), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in the good faith judgment of the Company.

Funding into Reserve Account upon a Key Person Trigger Event

        Upon the occurrence of a Key Person Trigger Event, the Company or, following the PTP Conversion, the PTP Parent and/or the Company, shall deposit on each date that is five Business Days after the last date for delivery of quarterly or annual financial statements (as applicable) by the Company or, following the PTP Conversion, the PTP Parent, an amount equal to fifty percent (50%) of Excess ENI Cash Flow for the quarterly period covered by such financial statements into a segregated account maintained by the Trustee exclusively for such purposes (the "Reserve Account"). If, for two consecutive fiscal quarters after the Company or, following the PTP Conversion, the PTP Parent, has commenced making such deposits, the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent, is equal to or less than 2.5 to 1.0 (reducing Consolidated Indebtedness by all amounts credited to the Reserve Account for purposes of determining Consolidated Total Senior Indebtedness), then the obligation to deposit such amounts into the Reserve Account shall cease and the Company or, following the PTP Conversion, the PTP Parent, may request the Trustee to retransfer to it (and the Trustee shall cause to be retransferred as promptly as practicable after receipt of any documents required under the Indenture) amounts on deposit in the Reserve Account; provided that such withdrawal does not result in a Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio in excess of 2.5 to 1.0 after giving effect to such withdrawal. Any amounts in the Reserve Account not previously withdrawn in accordance with the prior sentence shall be applied in satisfaction of the outstanding principal, premium, if any or interest due (in the order provided for in the Indenture) on the new notes on the first to occur of (i) the Maturity Date, whether by acceleration or otherwise and (ii) the date of any required repurchase by the Company of the new notes following a Change in Control Triggering Event. Notwithstanding the foregoing, the Company may instruct the Trustee to apply amounts in the Reserve Account to an optional redemption of the new notes;

provided, that the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent, does not exceed 2.5 to 1.0 after giving effect to such optional redemption.

Maintenance of Company Existence

        The Company and, following the PTP Conversion, the PTP Parent shall, and shall each cause any Restricted Entity under their respective control to, (a) maintain in effect its existence and all registrations necessary therefor (except to the extent permitted under "—Limitation on Merger, Consolidation or Sale of Assets"), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business, and (c) keep all its property used or useful in the conduct of its business in good working order and condition except where the failure to so comply would not have a material adverse effect on the Company's and the Restricted Entities' business, assets, operations or financial condition taken as a whole; provided that this provision shall not require the Company or the PTP Parent, as applicable, to maintain any such right, privilege, title to property or franchises or to preserve the corporate existence of any Restricted Entity, if such Restricted Entity determines in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of its business; and further provided that, for the avoidance of doubt, this provision shall not prevent the PTP Parent from effecting the PTP Parent Conversion.

Events of Default, Notice and Waiver

        If an Event of Default with respect to the new notes occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all the new notes due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to the new notes have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes may rescind the acceleration and its consequences.

        The Holders of a majority in aggregate principal amount of the new notes may waive any past Default with respect to the new notes, and any Event of Default arising from a past Default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any new note; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of each of the affected Holders.

        "Event of Default" means the occurrence and continuance of any of the following events with respect to the new notes:

  (1)
  default in the payment of any interest payable in respect of any new note, when such interest becomes due and payable, and continuance of such default for a period of 10 days;

  (2)
  default in the payment of the principal of and any premium on any new note when it becomes due and payable at its Maturity;

  (3)
  default in the performance or breach of any covenant or warranty of the Company or any Restricted Entity in the Indenture or the new notes, and continuance of such default or breach for a period of 45 days;

  (4)
  any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company or any Restricted Entity, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $10.0 million of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days; provided that such grace period shall not apply if such Indebtedness was Incurred in violation of the Company's covenants contained in the Indenture;

  (5)
  one or more final judgments or orders shall be rendered against the Company, any Guarantor or any Restricted Entity that is a Significant Subsidiary (or following the PTP Conversion, the PTP Parent to the extent it meets the financial criteria for being a Significant Subsidiary) for the payment of money, either individually or in any aggregate amount, in excess of $10.0 million (exclusive of judgment amounts covered by insurance or otherwise secured by adequate credit assurances, as determined by the Trustee) and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order, or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; and

  (6)
  certain events in bankruptcy, insolvency or reorganization of the Company.

        A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.

        When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.

        If an Event of Default (other than an Event of Default with respect to the Company specified in clause (6) above) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 30% in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the new notes then outstanding to be due and payable (the "Default Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

        If an Event of Default with respect to the Company specified in clause (6) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        If an Event of Default occurs and is continuing, promptly following receipt of written notice or actual knowledge thereof, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such Event of Default, and the Trustee on behalf of the Issuer shall promptly notify the Holders in writing.

        Under certain circumstances, the Holders of a majority in aggregate principal amount of the new notes then outstanding may rescind an acceleration with respect to such notes and its consequences.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no Holder may pursue any remedy with respect to the Indenture or the new notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Modification and Waiver

        The Indenture may be modified or amended without the consent of any Holder of outstanding notes for any of the following purposes:

  (i)
  to evidence that another entity is our successor and has assumed our obligations with respect to the new notes;

  (ii)
  to add to our covenants or to add guarantees of any Person (including the PTP Parent) for the benefit of the Holders or to surrender any of our rights or powers under the Indenture;

  (iii)
  to add any Events of Default;

  (iv)
  to make any amendment to the provisions of the Indenture relating to the transfer and legending of the new notes as permitted under the Indenture, including, without limitation, to facilitate the issuance and administration of the new notes so long as in any such case the interests of the Holder of the new notes are not adversely affected in any material respect;

  (v)
  to secure the new notes;

  (vi)
  to provide for the appointment of a successor Trustee with respect to the new notes;

  (vii)
  to make certain changes to the Indenture to provide for the issuance of additional notes;

  (viii)
  to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, so long as the action does not adversely affect the interests of the Holders in any material respect, including actions with respect to the PTP Conversion;

  (ix)
  to add a Guarantee of the new notes or to release a Guarantor upon its sale or Designation as an Unrestricted Entity or other permitted release from its Guarantee, in each case, in accordance with the Indenture;

  (x)
  to provide for the assumption of the Company's or any Guarantor's obligations to the Holders;

  (xi)
  to provide for the issuance of exchange notes registered with the SEC or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

  (xii)
  to make any amendment to the provisions of the Indenture relating to the transfer and legending of new notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the new notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes; or

  (xiii)
  to conform the text of the Indenture or the new notes to any provision of this "Description of the New Notes."

        The Indenture may be modified or amended in respect of the new notes with the consent of the Holders of a majority in aggregate principal amount of the outstanding notes. However, unless each Holder to be affected by the proposed change consents, no modification or amendment may:

  (i)
  change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any new note;

  (ii)
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any new note;

  (iii)
  change the places or currency of payment of the principal of, or any premium or interest on, any new note;

  (iv)
  impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any new note on or after the date the payment is due; or

  (v)
  reduce the percentage in aggregate principal amount of outstanding notes necessary to:

  (A)
  modify or amend the Indenture,

  (B)
  waive any past default or compliance with certain restrictive provisions, or

  (C)
  constitute a quorum or take action at a meeting.

        The Holders of a majority in aggregate principal amount of the outstanding notes may waive our obligation to comply with certain restrictive provisions applicable to such notes.

Defeasance of Certain Covenants

        The Company at any time may terminate all its obligations under the new notes and the Indenture and all obligations of the Guarantors with respect to the Guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the new notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the new notes. This is known as "Legal Defeasance." The Company at any time may terminate its obligations under the covenants described under "—Limitations on Liens" above and the operation of clause (3) or (4) described under "—Events of Default" above. This is known as "Covenant Defeasance."

        The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the new notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the new notes may not be accelerated because of an Event of Default specified in clause (3) or (4) described under "—Events of Default" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee money or Government Obligations for the payment of principal and interest (if any) on the new notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the new notes will mature or be redeemed within 30 days) delivering to the Trustee an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all of the new notes issued thereunder (other than the Company's obligations to register the transfer or exchange of new notes; to replace stolen, lost or mutilated notes; to maintain paying agencies; and to hold money for payment in trust), when:

  (i)
  either

  (a)
  all new notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all new notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the new notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (ii)
  the Company has paid or caused to be paid all sums payable by it under the Indenture in respect of the new notes; and

  (iii)
  in the event of a deposit as provided in clause (i)(b) above, the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the new notes at maturity or the date of redemption, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Denomination, Transfer, Exchange and Book-Entry Procedures

        The new notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.

        The new notes will be evidenced by the global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below.

        The global note is exchangeable for Certificated Notes in fully registered form without interest coupons only in the following limited circumstances:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global notes and the Company fails to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an Event of Default with respect to the new notes.

        Certificated Notes may not be exchanged for beneficial interests in the global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

        In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

        DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

  •
  you cannot get new notes registered in your name if they are represented by the global note;

  •
  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

  •
  you will not be considered to be the owner or holder of the global note or any new note it represents for any purpose; and

  •
  all payments on the global note will be made to DTC or its nominee.

        The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

        Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called "participants") and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

        You may exchange or transfer old new notes at the corporate trust office of the Trustee for the new notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the old notes, but DTC may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

        A Holder may transfer or exchange old notes in accordance with the Indenture. The registrar and the Company may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of old notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any old note selected for redemption. Also, the Company is not required to transfer or exchange any old note for a period of 15 days before a selection of old notes to be redeemed.

        We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the new notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We also understand that neither DTC nor Cede will consent or vote with respect to the new notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the new notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

        DTC has advised us that it will take any action permitted to be taken by a Holder (including the presentation of new notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the new notes represented by the global note as to which such participant has, or participants have, given such direction.

        DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the Trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note, and we and the Trustee are not responsible for maintaining, supervising or reviewing any of those records.

The Trustee under the Indenture

        We and certain of our affiliates maintain banking relations with U.S. Bank National Association and its affiliates.

        Unless we are in default, the Trustee is required to perform only those duties specifically set out in the Indenture. After an Event of Default, the Trustee is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless the Holder offers the Trustee indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred in connection with the Trustee's exercise of these rights or powers. The Trustee is not required to spend or risk its own funds or otherwise incur financial liability in performing its duties if the Trustee believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture contains other provisions limiting the responsibilities and liabilities of the Trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, unit-holder or member of the Company, any of its Subsidiaries or any of its direct or indirect parent companies (including, following the PTP Conversion, the PTP Parent), as such (and not as a Guarantor), has any liability for any obligations of the Company or any Guarantor under the new notes, the Indenture, the Guarantees or any other transaction document related to this offering.

Governing Law

        The Indenture, the new notes and the Guarantees will be governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

"Acquired Indebtedness" means, with respect to any specified Person Indebtedness of any other Person existing at the time such other Person becomes a Restricted Entity or at the time it merges or consolidates with the Company or any of the Restricted Entities or is assumed in connection with the acquisition of assets from such other Person, including Indebtedness Incurred in contemplation of such transaction. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Entity or at the time it merges or consolidates with the Company or a Restricted Entity or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

"Adjusted Consolidated ENI" means Consolidated ENI plus stock based compensation minus Consolidated Income Tax Expense (without duplication).

"Adjusted Consolidated ENI EBITDA" means Adjusted Consolidated ENI plus Consolidated Interest Expense, Consolidated Income Tax Expense and depreciation and amortization on fixed assets.

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

"Asset Acquisition" means:

  (1)
  an Investment by the Company or any Restricted Entity in any other Person pursuant to which such Person will become a Restricted Entity, or will be merged with or into the Company or any Restricted Entity;

  (2)
  the acquisition by the Company or any Restricted Entity of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

  (3)
  any Revocation with respect to an Unrestricted Entity.

"Asset Sale" means any direct or indirect sale, disposition, issuance, conveyance, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "disposition") by the Company or any Restricted Entity of:

  (1)
  any Capital Stock of any Restricted Entity or, following the PTP Conversion, the Company; or

  (2)
  any property or assets of the Company or any Restricted Entity (other than (i) Cash, (ii) Cash Equivalents or (iii) prior to the PTP Conversion, Capital Stock of the Company and following the PTP Conversion, Capital Stock of the PTP Parent).

  Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  transactions permitted under "—Certain Covenants—Limitation on Merger, Consolidation and Sale of Assets," "—Certain Covenants—Limitation on Restricted Payments" and "—Certain Covenants—Limitation on Liens;"

  (2)
  dispositions in any fiscal year of the Company or, following the PTP Conversion, the PTP Parent, in a single or series of related transactions, of assets (including the issuance or sale of Capital Stock of any Restricted Entity and, following the PTP Conversion, the Company (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Entity)) with a Fair Market Value not to exceed $5.0 million in the aggregate;

  (3)
  any Permitted Investment or disposition of a Permitted Investment so long as in the ordinary course of business of the Company, and/or any of the Restricted Entities, as applicable;

  (4)
  a disposition or transfer of assets between or among the Company or a Restricted Entity and/or among any of the Restricted Entities, including a Person that is or will become a Restricted Entity immediately after the disposition;

  (5)
  an issuance or sale of Capital Stock by a Restricted Entity to the Company or any of the other Restricted Entities or, following the PTP Conversion, an issuance or sale of Capital Stock by the Company or a Restricted Entity other than the PTP Parent to the Company or any other Restricted Entity, including the PTP Parent;

  (6)
  a disposition of accounts receivable or rights to future advisory fees, or participation therein, in connection with a Receivables Transaction, or the collection or compromise of any accounts receivable;

  (7)
  any sale of assets received by the Company or any of the Restricted Entities upon the foreclosure on a Lien in favor of the Company or any of the Restricted Entities or transfers by reason of eminent domain;

  (8)
  the creation of a Lien not prohibited by the Indenture (but not the sale of property subject to a Lien);

  (9)
  the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims or statutory rights in connection with a settlement, as determined in good faith by the Company;

  (10)
  grants of licenses or sublicenses in the ordinary course of business to use the patents, copyright and other intellectual property of the Company or any of the Restricted Entities to the extent such license does not interfere with the business of the Company or any Restricted Entity;

  (11)
  any financing transaction with respect to property or assets acquired by the Company or any Restricted Entity after the Issue Date, including Sale and Lease-Back Transactions, permitted under the Indenture;

  (12)
  voluntary terminations of Hedging Obligations;

  (13)
  any issuance of Capital Stock in any Restricted Entity and, following the PTP Conversion, any issuance of Capital Stock in the Company or any Restricted Entity other than the PTP Parent, to any officer, director, employee or consultant of the Company or any Restricted Entity in respect of services provided to the Company or a Restricted Entity in the ordinary course of business approved by the Company; and

  (14)
  dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties entered into in the ordinary course of business.

"Asset Sale Transaction" means, collectively, (1) any Asset Sale, (2) any sale or other disposition of Capital Stock, (3) any Designation with respect to an Unrestricted Entity and (4) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (3) of that definition.

"Authorized Officer" means any officer of the Company as may be duly authorized to take actions under the Indenture and the new notes.

"Base Capital Expenditures" means, for any fiscal quarter, the quarterly average of the Company's capital expenditures (as determined in accordance with GAAP) for the twelve fiscal quarters comprising the three full fiscal years immediately preceding such fiscal quarter, increased by the Capital Expenditures Grower Rate.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficial Ownership" have a corresponding meaning.

"Board of Directors" means (i) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not (i) a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close, or (ii) a day on which banking and financial institutions in New York, New York are closed for business with the general public.

"Capital Expenditures Grower Rate" means, for any fiscal quarter, the percentage increase, if any (but ignoring decreases) in the employee headcount of full time equivalent employees of the Company (or following the PTP Conversion, the PTP Parent) and its Subsidiaries at the end of the immediately preceding fiscal quarter over the quarterly average of employee headcount of full time equivalent employees for the twelve fiscal quarters comprising the three full fiscal years immediately preceding such fiscal quarter.

"Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all capital stock, shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity or ownership interests, shares, participations, units or other equivalent or similar rights of such Person; and

  (3)
  any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above;

"Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP

"Cash" means Money or a credit balance in a Deposit Account.

"Cash Equivalents" shall mean:

          (1)   U. S. dollars;

          (2)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government that mature prior to the earlier of (i) 18 months from the date of acquisition and (ii) the Maturity Date;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $500.0 million (or the U.S. dollar equivalent as of the date of determination) and a long-term unsecured rating of A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody's;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (5) entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 90 days after the date of creation thereof;

          (6)   marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

          (7)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (8)   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody's; and

          (9)   shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all of the investments of which are one or more of the types of securities described in clauses (1) through (8) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than U.S. dollars, provided that such amounts are converted into U.S. dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

"Change of Control Triggering Event" means the occurrence of any of the following:

  (a)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries or, following the PTP Conversion, the PTP Parent, the Company and the other Restricted Entities, in each case, taken as a whole, to any Person other than to the Permitted Holder;

  (b)
  the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership of 50% or more of the Voting Stock of the Company or, following the PTP Conversion, the PTP Parent; provided that, for purposes of calculating the Beneficial Ownership of any group, the Permitted Holder shall not be attributed Beneficial Ownership of the Capital Stock of any unaffiliated person;

  (c)
  any Person or group (as defined in clause (b)), other than the Permitted Holder, shall be entitled to appoint or elect 50% or more of the Board of Directors of the Company or, following the PTP Conversion, the PTP Parent; or

  (d)
  the first day on which the majority of the Board of Directors of the Company or, following the PTP Conversion, the PTP Parent, or any of its direct or indirect parent companies then in office shall cease to consist of Continuing Directors.

Notwithstanding anything in clauses (a) through (d) above and for the avoidance of doubt, the consummation of the transactions contemplated by the PTP Conversion will not constitute a Change of Control Triggering Event.

"CLO" means a special purpose vehicle that owns a portfolio of investments consisting of senior secured corporate loans, other corporate credit exposures and/or additional investments typical for vehicles of such type, and which issues various tranches of debt and equity securities to finance the purchase of those investments.

"CLO AUM" means the assets in CLOs under management of the Company, the PTP Parent or any of their respective direct or indirect subsidiaries.

"Commodity Agreement" means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices, including but not limited to natural gas prices.

"Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

"Consolidated ENI" means, Consolidated Net Income plus (i) Consolidated Income Tax Expense, (ii) merger and acquisition related items such as fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) incentive fee sharing arrangements with certain former employees and non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC (a former significant stockholder of the Company), (iv) revenues attributable to collateralized debt obligation assets under management, and (v) other non-recurring items which items include:

  (1)
  net after-tax (using a reasonable estimate based on applicable tax rates) gains or losses from non-ordinary course Asset Sale transactions or abandonments or reserves relating thereto;

  (2)
  net after-tax (using a reasonable estimate based on applicable tax rates) items classified as extraordinary gains or losses;

  (3)
  the net income (or loss) of any Person, other than such Person and any Subsidiary of such Person (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company and any other Restricted Entity); except that the net income (but not loss) of any Person that is not a Restricted Subsidiary (and, following the PTP Conversion, not the Company or any other Restricted Entity) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the Company or any of the Restricted Entities;

  (4)
  solely for the purpose of determining the amount available for Restricted Payments under clause (III)(A) of the covenant described under "Certain Covenants—Limitation on Restricted Payments," the net income (but not loss) of any Subsidiary of such Person (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (or, in the case of the Company, such Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or such Restricted Entity) or any law, regulation, agreement or judgment applicable to any such distribution;

  (5)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (6)
  any gain (or loss) from fluctuation in currency values in accordance with GAAP;

  (7)
  effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Entities) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's Consolidated financial statements resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

  (8)
  any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP;

  (9)
  any fees, charges, costs and expenses incurred in connection with the transactions contemplated by this offering memorandum or future securities offerings or credit facilities;

  (10)
  (a) the amount of any write-off of deferred financing costs or of Indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or Refinancing Indebtedness shall be excluded, (b) all nonrecurring expenses and charges relating to such repurchase or Refinancing of Indebtedness or relating to any incurrence of Indebtedness, in each case, whether or not such transaction is consummated and (c) organizational fund start-up costs of new investment funds that are required to be expensed immediately under GAAP and are subsequently absorbed by the fund and amortized over the life of the fund following its launch;

  (11)
  any severance or similar one-time compensation charges;

  (12)
  fees, expenses, costs and charges relating to any offering of Equity Interests or Indebtedness of the Company or the Restricted Entities or any acquisition permitted by the Indenture;

  (13)
  litigation charges which are not expected to be of a recurring nature;

  (14)
  non-recurring restructuring charges incurred in connection with the closing and restructuring of the Company's or any Restricted Entity's operations;

  (15)
  fees, expenses, costs and charges relating to acquisitions and dispositions of assets or businesses outside of the ordinary course; and

  (16)
  the cumulative effect of changes in accounting principles.

"Consolidated Fixed Charge Coverage Ratio" means, for any Person as of any date of determination, the ratio of the aggregate amount of Adjusted Consolidated ENI EBITDA of such Person for the related Four Quarter Period to Consolidated Fixed Charges for such Person for such Four Quarter Period. For purposes of this definition, "Adjusted Consolidated ENI EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis as determined in the good faith judgment of the Company's chief financial officer, for the period of such calculation to:

  (1)
  the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period;

  (2)
  any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period including any pro forma expense and cost reductions, synergies and other operating improvements that have occurred or are reasonably expected to occur and are reasonably the basis of pro forma adjustment (regardless of whether such cost savings, synergies or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act);

  (3)
  the Adjusted Consolidated ENI EBITDA attributable to discontinued operations and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

  (4)
  the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries (or, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity) following the date of determination;

  (5)
  any Person that is a Restricted Entity on the date of determination or that becomes a Restricted Entity on the date of determination will be deemed to have been a Restricted Entity at all times during such Four Quarter Period; and

  (6)
  any Person that is not a Restricted Entity on the date of determination or would cease to be a Restricted Entity on the date of determination will be deemed not to have been a Restricted Entity at any time during such Four Quarter Period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and shall comply with Regulation S-X promulgated under the Securities Act, except that the pro forma calculations may also include reasonably identifiable and factually supportable operating expense reductions for which the steps necessary for realization have been taken or are reasonably expected to be completed within 12 months of the transaction and are set forth in an Officers' Certificate. For the avoidance of doubt, the actual adjustments described in the definitions of "Adjusted Consolidated ENI" and "Adjusted Consolidated ENI EBITDA" elsewhere in this offering memorandum shall be deemed to comply with the standards set forth in the immediately preceding sentence.

"Consolidated Fixed Charges" means, for any Person for any period, the sum, without duplication, of:

  (a)
  Consolidated Interest Expense for such Person for such period; and

  (b)
  the amount of all Cash and non-Cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company and, following the PTP Conversion, any other Restricted Entity or the Company in the case of the PTP Parent) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to be paid to such Person or another Subsidiary (Restricted Subsidiary in the case of the Company and, following the PTP Conversion, any other Restricted Entity or the Company in the case of the PTP Parent).

"Consolidated Income Tax Expense" means, with respect to any Person for any period, all applicable federal, state and local income taxes payable by such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries and, following the PTP Conversion, in the case of the PTP Parent, the Company and the other Restricted Entities) for such period as determined on a Consolidated basis.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (a)
  Consolidated interest expense of such Person and its Restricted Subsidiaries (and, in the case of the PTP Parent following the PTP Conversion, the other Restricted Entities and the Company) for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments in accordance with GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, made by such Person pursuant to interest rate Hedging Obligations with respect to Indebtedness, and (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Transaction); plus

  (b)
  Consolidated capitalized interest of such Person and its Restricted Subsidiaries (and, following the PTP Conversion in the case of the PTP Parent, the other Restricted Entities and the Company) for such period, whether paid or accrued; less

  (c)
  interest income of such Person and its Restricted Subsidiaries (and, following the PTP Conversion in the case of the PTP Parent, the other Restricted Entities and the Company) for such period; less

  (d)
  net gains on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk; less

  (e)
  net payments received, if any, by such Person pursuant to interest rate Hedging Obligations with respect to Indebtedness of CIFC or any Restricted Entity.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries and, following the PTP Conversion, in the case of the PTP Parent, the Company and the other Restricted Entities), after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Restricted Subsidiaries or Restricted Entities which are Subsidiaries of such Person, for such period on a Consolidated basis.

"Consolidated Net Worth" of any Person means the Consolidated stockholders' equity of such Person, determined on a Consolidated basis, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

"Consolidated Total Assets" means, for any Person at any time, the total Consolidated assets of such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries and, following the PTP Conversion, in the case of the PTP Parent, the Company and the other Restricted Entities) as set forth on the most recent balance sheet of such Person.

"Consolidated Total Senior Indebtedness" shall mean, as of the date of determination, all Consolidated Indebtedness for any Person other than Subordinated Indebtedness of such Person.

"Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio" means, for any Person as of any date of determination, the ratio of Consolidated Total Senior Indebtedness as of such date to Adjusted Consolidated ENI EBITDA for the related Four Quarter Period.

"Consolidation" shall mean (i) with respect to the Company, the consolidation of the accounts of the Company with those of its Restricted Subsidiaries in accordance with GAAP (as adjusted by this definition) consistently applied, (ii) following the PTP Conversion, with respect to the PTP Parent, the consolidation of the accounts of the PTP Parent with those of the Company and the Restricted Entities other than the PTP Parent in accordance with GAAP (as adjusted by this definition) consistently applied and (iii) with respect to any other Restricted Entity, the consolidation of the accounts of such Restricted Entity with those of any of its subsidiaries which are also Restricted Entities; provided, that, in each case, Consolidation will not include consolidation of the accounts of any Unrestricted Entity or Investment Vehicle, but any interest of the Company, the PTP Parent or any other Restricted Entity in an Unrestricted Entity or Investment Vehicle will be accounted for as an Investment. The term "Consolidated" has a correlative meaning.

"Continuing Director" means, as of any date of determination, any member of a board of directors who (1) was a member of such board of directors on the date of the Indenture; or (2) was either (x) nominated for election or elected to such Board of Directors by a majority of the Continuing

Directors (which, for the avoidance of doubt, includes directors elected or appointed pursuant to this clause (2) after the date of the Indenture) who were members of such Board of Directors at the time of nomination or election, or (y) designated or appointed by a Permitted Holder.

"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Credit Facilities" means, with respect to the Company or any Restricted Entities, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings to the extent in excess of the amount permitted under clause (b) of the second paragraph under "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" is otherwise permitted to be incurred under such covenant) or adds Restricted Entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

"Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

"Default" means any event which is, or after the giving of notice or passage of time or both would be (if not cured, waived or otherwise remedied), an Event of Default.

"Deposit Account" shall have the meaning accorded to such term in the UCC.

"Designated Capital Raise" means (i) any Equity Offering and (ii) any issuance of debt securities by the Company, or following the PTP Conversion, the PTP Parent, evidenced by bonds, debentures, notes or other similar instruments.

"Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any Restricted Entities in connection with an Asset Sale designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such designation and the valuation of such consideration, less the amount of Cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

"Designation" and "Designation Amount" have the meanings set forth under "—Certain Covenants—Limitation on Designation of Unrestricted Entities" above.

"Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the new notes; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an

"asset sale" or "change of control" occurring prior to the final maturity of the new notes shall not constitute Disqualified Capital Stock if:

          (1)   the "asset sale" or "change of control" provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the new notes and described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Certain Covenants—Change of Control Triggering Event"; and

          (2)   any such requirement only becomes operative after compliance with such terms applicable to the new notes, including the purchase of any notes tendered pursuant thereto.

        In addition, if such Capital Stock is issued to any employees of the Company or, following the PTP Conversion, the PTP Parent, or any of their respective Subsidiaries for compensatory purposes, or to or by a plan for the benefit of employees of the Company, the PTP Parent or any of their respective Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company, the PTP Parent or any of their respective Subsidiaries pursuant to the terms of any such arrangement.

"Domestic Subsidiary" means any direct or indirect Subsidiary of the Company, and, following the PTP Conversion, any PTP Parent Subsidiary, that was formed under the laws of the United States, any State of the United States or the District of Columbia.

"Equity Offering" means any public or private sale of Common Stock or Preferred Stock (excluding Disqualified Capital Stock) of the Company or, following the PTP Conversion, the PTP Parent, other than:

  (1)
  public offerings with respect to the Company's or, following the PTP Conversion, the PTP Parent, or any of their respective common stock registered on Form S-8; and

  (2)
  issuances to any Subsidiary of the Company or, following the PTP Conversion, the PTP Parent;

"Excess ENI Cash Flow" means, with respect to any fiscal quarter, Adjusted Consolidated ENI EBITDA for such fiscal quarter minus (i) Base Capital Expenditures for such fiscal quarter, (ii) Consolidated Interest Expense for such fiscal quarter, (iii) Consolidated Income Tax Expense for such fiscal quarter, and (iv) dividends or distributions on the shares of Capital Stock of the PTP Parent following the PTP Conversion paid in such fiscal quarter to the equity holders of the PTP Parent for the primary purpose of offsetting the Company's good faith estimate of the tax liability of a holder of Capital Stock of the PTP Parent as a result of holding such shares (applying, for the purposes of such good faith estimate, the tax liability of U.S. holders at the highest marginal rate in the U.S., giving effect to federal, state and local rates). The Adjusted Consolidated ENI EBITDA for any such fiscal quarter shall be increased by 25% of the Company's reasonable good faith estimate of the annual recurring reductions in operating expenses arising from steps that have been taken to reduce full time equivalent headcount during or prior to such fiscal quarter, which are reasonably expected to result in a recurring reduction in expenses within the four fiscal quarters next following the end of such fiscal quarter.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, at the time of any given transaction, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

"Fitch" means Fitch Ratings, Ltd. or any successor to the rating agency business thereof.

"following the PTP Conversion" means after the consummation of the transactions contemplated by the PTP Conversion and the PTP Parent becoming a Guarantor of the new notes.

"Foreign Manager Owned Affiliate" means any Unrestricted Entity that is not a Domestic Subsidiary the purpose of which is (i) to hold Permitted CLO Investments either directly or through one or more other entities that are themselves owned in whole or in part directly or indirectly by such entity, and (ii) to provide investment advisory or other services, primarily outside of the U.S., related to a Permitted Business either directly or through one or more other entities that are themselves owned in whole or in part directly or indirectly by such entity to Persons.

"Four Quarter Period" means the four most recent full fiscal quarters for which a Person's financial statements are available ending prior to the date of determination.

"GAAP" means generally accepted accounting principles in the United States in effect on the Issue Date, except for any reports required to be delivered under the covenant "—SEC Reports and Reports to Holders," which shall be prepared in accordance with GAAP in effect on the date thereof.

"Government Obligations," with respect to any new note, means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

          (1)   to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise, or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. "Guarantee" used as a verb has a corresponding meaning. Unless the context requires otherwise, references to the "Guarantees" are to any Guarantee of the Company's Obligations under the new notes and the Indenture provided by a Guarantor pursuant to the Indenture.

"Guarantor" means any Person that incurs a Guarantee of the new notes, including any Subsidiary Guarantor and, following the PTP Conversion, the PTP Parent; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

"Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement, Market Hedge Agreement or Commodity Agreement.

"Holders" means, at any given time, the holders of the new notes.

"Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" will have meanings correlative to the preceding).

"Indebtedness" means, with respect to any Person, if and to the extent it would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP (as adjusted by the definition of "Consolidation"), without duplication:

          (1)   the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

          (2)   the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all payment obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities accounted for as current liabilities (in accordance with GAAP) arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith and (ii) any earn-out obligations);

          (5)   all obligations of such Person in respect of letters of credit, banker's acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

          (6)   Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

          (7)   all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of the first Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

          (8)   all obligations under Hedging Obligations of such Person;

          (9)   to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to any Receivables Transaction;

          (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

          (11) all obligations in respect of repurchase agreements relating to loans, securities or other financial assets of such Person sold to a third party where such sales are coupled with an agreement of such Person to repurchase such loan, security or financial asset at an agreed price at a later date.

"Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the reasonable, good faith judgment of the Company, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

"Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

"Investment" means, with respect to any Person, any:

          (1)   direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person,

          (2)   capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of such Person), or

          (3)   purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

"Investment" will exclude accounts receivable or deposits arising in the ordinary course of business. "Invest," "Investing" and "Invested" will have corresponding meanings.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB– (or the equivalent) by S&P and BBB– (or equivalent) by Fitch.

"Investment Return" means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Entity:

          (1)   the cash proceeds received by the Company or any Restricted Entity upon the sale, liquidation, repayment or other return of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and the Restricted Entities in full, less any payments previously made by the Company or any Restricted Entity in respect of such Guarantee;

          (2)   in the case of the Revocation of the Designation of an Unrestricted Entity, an amount equal to the lesser of:

    (a)
    the Company's, or, following the PTP Conversion, the PTP Parent's, Investment in such Unrestricted Entity at the time of such Revocation; and

    (b)
    the Designation Amount with respect to such Unrestricted Entity upon its Designation which was treated as a Restricted Payment; and

          (3)   in the event the Company or any Restricted Entity makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Entity, the Fair Market Value of the Investment of the Company and the Restricted Entities in such Person;

        in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under "—Certain Covenants—Limitation on Restricted Payments" less the amount of any previous Investment Return in respect of such Investment.

"Investment Vehicle" means (i) a separate account or vehicle for collective investment for the benefit of third parties which third parties are not Affiliates of the Company (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing), including any entity issuing collateralized loan obligations or collateralized debt obligations, the investments of which are managed by the Company or any Restricted Entity in the ordinary course of business; (ii) a Permitted CLO; (iii) a Permitted Seed Fund; (iv) a Permitted Warehouse SPV; and (v) a Manager Owned Affiliate.

"Issue Date" means November 2, 2015.

"Key Person Trigger Event" means the termination of the Company, the PTP Parent or any of their respective direct or indirect subsidiaries as the collateral manager of one or more CLOs due to the exercise of a termination remedy provided by a key person trigger set forth in the respective management agreement with respect to any such CLO; provided, that during the 12 months following such termination on the applicable determination date (as defined below) (i) there is a decrease in CLO AUM (on the applicable determination date) equal to or in excess of 10% of CLO AUM as of June 30, 2015, and (ii) the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent is greater than 2.5 to 1.0. The "determination date" for purposes of this definition shall be the last day of each fiscal quarter ending within such 12 month period.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder; provided, further that in no event shall an operating lease be considered a Lien.

"Majority-Owned Affiliate" of any Person means an entity (other than an issuing entity) that, directly or indirectly, majority controls, is majority controlled by or is under common majority control with, such Person. For purposes of this definition, "majority control" means ownership of more than 50% of the equity of an entity, or ownership of any other controlling financial interest in the entity, as determined under GAAP.

"Manager Owned Affiliate" means an entity the sole purpose of which is to hold, directly or indirectly, Permitted CLO Investments either directly or through one or more other entities that are themselves wholly-owned directly or indirectly by such entity; provided that (i) any Investment made by such entity must be a Permitted CLO Investment and (ii) entities that are not Affiliates of the Company, the PTP Parent and/or their respective Affiliates, as the case may be, collectively hold 5% or more of the equity interests of such entity.

"Market Hedge Agreement" means any long or short position with respect to a broad-based market, sector or industry index, or any other substantially similar arrangement, made for non-speculative purposes and designed to protect against or manage, indirectly, exposure to fluctuations in the value of a debt instrument (or portfolio or fund comprised of debt instruments) as a result of market risk.

"Maturity" when used with respect to any new note, means the date on which the principal of such note becomes due and payable as provided in the new notes and the Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise and includes any date of redemption.

"Maximum Designated Capital Raise Amount" means (i) for the first six months following the date of a Designated Capital Raise (the "Designated Capital Raise Date"), the net proceeds from the Designated Capital Raise (the "Designated Capital Raise Amount"), (ii) for any date after the last day of such six month period through the date which is 12 months after the Designated Capital Raise Date, 75% of the Designated Capital Raise Amount, (iii) for any date after the last day of such 12 month period through the date which is 18 months after the Designated Capital Raise Date, 50% of the Designated Capital Raise Amount, (iv) for any date after the last day of such 18 month period the Designated Capital Raise Date through the date which is 24 months after the Designated Capital Raise Date, 25% of the Designated Capital Raise Amount and (v) for any date after the last day of such 24 month period, zero.

"Maximum Note Proceeds Amount" means (i) for the first six months following the Issue Date, the net proceeds from the offering of the new notes (the "Note Proceeds Amount"), (ii) for any date after the last day of such six month period through the date which is 12 months after the Issue Date, 75% of the Note Proceeds Amount, (iii) for any date after the last day of such 12 month period through the date which is 18 months after the Issue Date, 50% of the Note Proceeds Amount, (iv) for any date after the last day of such 18 month period through the date which is 24 months after the Issue Date, 25% of the Note Proceeds Amount and (v) for any date after the last day of such 24 month, zero.

"Maximum Other Restricted Payment Amount" means (i) for the fiscal year ending December 31, 2015, $5 million, (ii) for the fiscal year ending December 31, 2016, (a) $5 million increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Company for the fiscal year ended December 31, 2014 and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Other Restricted Payment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the "base year") as compared to Adjusted Consolidated ENI EBITDA of the Company or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

"Maximum Permitted Warehouse and Other Investment Amount" means (i) for the fiscal year ending December 31, 2015, $100 million (the "Initial Maximum Permitted Warehouse and Other Investment Amount"), (ii) for the fiscal year ending December 31, 2016, (a) the Initial Maximum Permitted Warehouse and Other Investment Amount increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Company for the fiscal year ended December 31, 2014, and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Permitted Warehouse and Other Investment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the "base year") as compared to Adjusted Consolidated ENI EBITDA of the Company or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

"Maximum Seed Fund Investment Amount" means (i) for the fiscal year ending December 31, 2015, $80 million (the "Initial Maximum Seed Fund Investment Amount"), (ii) for the fiscal year ending December 31, 2016, (a) the Initial Maximum Seed Fund Investment Amount increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Company for the fiscal year ended December 31, 2014, and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Seed Fund Investment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the "base year") as compared to Adjusted Consolidated ENI EBITDA of the Company or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

"Money" shall have the meaning accorded to such term in the UCC.

"Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

"NAIC" means the National Association of Insurance Commissioners.

"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of Cash or Cash Equivalents, including non-cash consideration and payments in respect of deferred payment obligations when received in the form of Cash or Cash Equivalents, received by the Company or any of the Restricted Entities from such Asset Sale, net of, without duplication:

          (1)   reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2)   the Company's good faith estimate of taxes paid or payable in respect of such Asset Sale after taking into account any reduction in Consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3)   repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and

          (4)   appropriate amounts to be provided by the Company or any Restricted Entity, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Entity, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Acquired Indebtedness.

"Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the new notes, the Indenture.

"Officers' Certificate" means a certificate signed by two Authorized Officers of the Company or, following the PTP Conversion, the PTP Parent, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of or legal counsel for the Company (except as otherwise provided in the Indenture) and who shall be reasonably acceptable to the Trustee.

"Permitted Acquisition Indebtedness" means Indebtedness of the Company or any of the Restricted Entities to the extent such Indebtedness was (i) Indebtedness of a Subsidiary of the Company, or following the PTP Conversion, a Subsidiary of the Company or the PTP Parent, prior to the date on which such Subsidiary became a Restricted Entity, (ii) Indebtedness of a Person that is merged, consolidated or amalgamated into the Company or a Restricted Entity or (iii) assumed in connection with the acquisition of assets from a Person; provided, that on the date such Subsidiary became a Restricted Entity (in the case of clause (i)) or the date such Person was merged, consolidated or amalgamated into the Company or a Restricted Entity (in the case of clause (ii)) or such Indebtedness was assumed in connection with an asset acquisition (in the case of clause (iii)), as applicable, after giving pro forma effect thereto, (a) the Consolidated Net Worth of the Company and the Restricted Entity would be greater than the Consolidated Net Worth immediately prior to such transaction, (b) the Company, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" or (c) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or better than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

"Permitted Business" means the business or businesses conducted by the Company and its Subsidiaries as of the Issue Date and any business, services, or activities ancillary, complementary, incidental, related or similar thereto, or any business activity that is a reasonable extension, development or expansion thereof, including as a result of the PTP Conversion.

"Permitted CLO" means a CLO (a) the collateral manager of which is the Company, the PTP Parent or any of their respective direct or indirect subsidiaries, (b) with respect to which none of the Company, the PTP Parent or any of their respective Affiliates have the contractual or voting power to direct or cause the direction of the appointment of the members of, or to determine the policies of, such CLO's Board of Directors (or equivalent body), and (c) in which none of the Company, the PTP Parent or any of their respective Affiliates have any economic interest other than (x) the collateral manager's right to receive management fees and incentive-based revenues and (y) any Permitted CLO Investment therein; provided that the CLOs listed on Schedule A to the Indenture shall be deemed to be Permitted CLOs.

"Permitted CLO Investment" means an Investment in (i) up to 100% of the equity in a Permitted CLO; (ii) a portion of some or all of the credit tranches of such Permitted CLO, or (iii) a combination of the Investments permitted by clauses (i) and (ii) of this paragraph; provided that such Investment does not exceed the sum of (x) the interest in such Permitted CLO held for purposes of compliance with the "risk retention" regulations in effect in any applicable jurisdiction in which interests in the debt or equity of such Permitted CLO is issued, marketed or sold, and (y) up to an additional 10% of the economic interest in such Permitted CLO, where such additional Investment is required in order to consummate the issuance of such Permitted CLO.

"Permitted Holder" means (i) DFR Holdings LLC, (ii) any Affiliate of DFR Holdings LLC and (iii) any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons specified in clauses (i) or (ii) are members; provided, that no member of the "group" (other than the Persons specified in clauses (i) or (ii)) shall, without giving effect to Rule 13d-5 of the Exchange Act, have Beneficial Ownership of 50% of more of the Voting Stock of the Company.

"Permitted Indebtedness" has the meaning set forth under clause (2) of "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness."

"Permitted Investments" means:

          (1)   Investments by the Company or any Restricted Entity in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Entity or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Entity;

          (2)   Investments by any Restricted Entity in the Company;

          (3)   Investments in Cash or Cash Equivalents;

          (4)   any Investment existing on the Issue Date and any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date), other than pursuant to terms of such Investment existing on the Issue Date;

          (5)   Investments received as a result of the bankruptcy or reorganization of any Person or a foreclosure, or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

          (6)   Investments made by the Company or the Restricted Entities as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales and Sales of Subsidiary Stock";

          (7)   Investments in the form of Hedging Obligations permitted under clause 2(c) of "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness;"

          (8)   prepayments and credits or advances to customers or suppliers in the ordinary course of business;

          (9)   Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Entity;

          (10) receivables owing to the Company or any Restricted Entity if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (11) Investments in a Receivables Entity in connection with a Receivables Transaction; provided, that such Investment in any such Person is in the form of any equity interest or interests in receivables and related assets generated by the Company or any Restricted Entity and transferred to such Person in connection with a Receivables Transaction;

          (12) Permitted CLO Investments;

          (13) Permitted Seed Fund Investments;

          (14) Investments in Manager Owned Affiliates;

          (15) Permitted Proceeds Investments;

          (16) Permitted Warehouse and Other Investments;

          (17) Investments in Foreign Manager Owned Affiliates, to the extent such Investments are used, directly or indirectly, to make Permitted CLO Investments;

          (18) guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under "—Certain Covenants—Limitations on Incurrence of Additional Indebtedness" and performance guarantees consistent with past practice, and the creation of liens on the assets of the Company or any of the Restricted Entities in compliance with the covenant described in "—Certain Covenants—Limitation on Liens";

          (19) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

          (20) loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

          (21) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Transactions with Affiliates" (except transactions described in clauses (2)(c) and (d) of such paragraph);

          (22) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice; and

          (23) lease, utility and other similar deposits in the ordinary course of business;

        provided, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment and later reallocate all or any portion of any Investment to, one or more of the above clauses (1) through (23) so that the entire Investment would be a Permitted Investment.

"Permitted Liens" means any of the following:

          (1)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent, being contested in good faith or which would not reasonably be expected to result in a material adverse effect;

          (2)   Liens Incurred or pledges, deposits or security under workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in connection therewith, or to secure the performance of tenders, statutory obligations, stays, performance, indemnity, warranty, payment of rent, insurance arrangements, releases, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case, in the ordinary course of business or consistent with past practice;

          (3)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (4)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (5)   Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Entity, including rights of offset and set off;

          (6)   Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" and that are secured by the same assets as secure such Hedging Obligations;

          (7)   Liens existing on the Issue Date and Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously secured by a Permitted Lien (other than Permitted Liens Incurred pursuant to clause (14) below), provided, that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

          (8)   Liens securing Acquired Indebtedness Incurred in accordance with "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that:

    (a)
    such Liens secured such Acquired Indebtedness at the time of and/or prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Entity and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Entity, and

    (b)
    such Liens do not extend to or cover any property of the Company or any Restricted Entity other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Entity and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Entity;

          (9)   purchase money Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred to finance the acquisition, construction, improvement or leasing of property of the Company or a Restricted Entity used in a Permitted Business; provided, that:

    (a)
    the related Purchase Money Indebtedness does not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Entity other than the property so acquired, constructed or improved, and

    (b)
    the Lien securing such Indebtedness will be created within 90 days of such acquisition, construction or improvement;

          (10) any pledge or deposit of cash, government bonds or other property in conjunction with obtaining surety, appeal and performance bonds and letters of credit in the ordinary course of business;

          (11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (12) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and Incurred in the ordinary course of business securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company and the Restricted Entities from fluctuations in the price of commodities;

          (13) Liens on accounts receivable or related assets Incurred in connection with a Receivables Transaction;

          (14) licenses of intellectual property granted in the ordinary course of business;

          (15) Liens to secure a defeasance trust to the extent such defeasance is otherwise permitted pursuant to the terms of the Indenture;

          (16) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (17) minor survey exceptions, ground leases, encumbrances, easements, sewers, electric lines, telephone lines, rights of others, licenses, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property or title defects that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or the Restricted Entities) or materially impair their use in the operation of the business of the Company and the Restricted Entities;

          (18) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Entities;

          (19) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of the Restricted Entities in the ordinary course of business;

          (20) judgment Liens not giving rise to an Event of Default;

          (21) Liens on Capital Stock of an Unrestricted Entity;

          (22) Liens in favor of the Company or any Restricted Entity;

          (23) leases, licenses, subleases or sublicenses granted in the ordinary course of business that do not interfere in any material respect with the business of the Company or any Restricted Entity;

          (24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (25) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of the Restricted Entities or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

          (26) banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or securities intermediary; or

          (27) other Liens to secure Indebtedness of the Company or any of the Restricted Entities incurred in the ordinary course of business, not to exceed $5.0 million at any one time outstanding.

"Permitted Proceeds Investment" means any Investment not in excess of the amount of the net proceeds of the new notes or the net proceeds of a Designated Capital Raise; provided that (i) such Investment is made in Permitted Warehouse and Other Investments and (ii) the principal amount of such Investments at no time exceeds the Maximum Note Proceeds Amount (in the case of an Investment of the Note Proceeds Amount) and/or the Maximum Designated Capital Raise Amount (in the case of an Investment of any Designated Capital Raise Amount) applicable on any date of determination.

"Permitted Seed Fund" means an entity or separate account managed by the Company, the PTP Parent or any of their respective direct or indirect subsidiaries into which the Company, the PTP Parent or any of their respective direct or indirect subsidiaries provides some or all of the assets and/or some or all of the funding used to acquire the assets to be managed thereunder in order to promote investment therein by parties unaffiliated with the Company, the PTP Parent or any of their respective Affiliates for purposes of generating management fees or other incentive-based revenue for the Company, the PTP Parent or any of their respective direct or indirect subsidiaries; provided, however, that such entity or separate account will no longer be a Permitted Seed Fund if at any time the value of the economic interest therein of the Company, the PTP Parent or any of their respective direct or indirect subsidiaries, taken as a whole, exclusive of the economic value of any incentive-based interests thereof that are not based on invested capital, exceeds (i) 75.0% of the total value of all such economic interests in such entity or separate account on any date following the first 12 months after the date of the initial investment by a third party therein, or (ii) 49.9% of the total value of all such economic interests in such entity or separate account on any date following the first 24 months after the date of the initial investment by a third party therein.

"Permitted Seed Fund Investment" means an Investment in an entity or a separate account which is a Permitted Seed Fund; provided that the aggregate amount thereof, taken together with all other Investments in Permitted Seed Funds in any calendar year, shall not exceed the Maximum Seed Fund Investment Amount as of the date of determination.

"Permitted Warehouse and Other Investments" means Investments in (i) credit funds managed by the Company, the PTP Parent and any of their respective direct or indirect subsidiaries, (ii) senior secured corporate loans, (iii) senior and subordinated corporate loans or bonds, (iv) interests in CLOs and collateralized debt obligations, and (v) Permitted Warehouse SPVs; provided that (x) the principal amount of such Investments in Permitted Warehouse and Other Investments shall not exceed, in the aggregate, the Maximum Permitted Warehouse and Other Investment Amount as of the date of determination and (y) the portion of the principal amount of such Investments that are Investments in Permitted Warehouse SPVs shall not exceed, in the aggregate, 50.0% of the Maximum Permitted Warehouse and Other Investment Amount as of the date of determination.

"Permitted Warehouse SPV" means a bankruptcy remote special purpose vehicle (a) the collateral manager of which is the Company, the PTP Parent or any of their respective direct or indirect subsidiaries, (b) which, invests in a portfolio of investments suitable for a CLO at the time of investment and exists for the primary purpose of sale of the collateral assets it holds to one or more Permitted CLOs or merging into a Permitted CLO; (c) debt financing (including total return swaps) for which, if any, is provided by third parties not Affiliated with the Company and the recourse of such third parties for a default on such debt financing is limited to the assets of such vehicle, (d) which, should it acquire any assets from the Company or any Restricted Entity, shall be on terms no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; provided that the Permitted Warehouse SPVs listed on Schedule A to the Indenture shall be deemed to be Permitted Warehouse SPVs; provided further that a Permitted Warehouse SPV shall only maintain its status as a Permitted Warehouse SPV until the third anniversary of the initial Investment by the Company or a Restricted Entity into such vehicle (such date, and any anniversary thereof, a "Warehouse Termination Date"), unless, on the Warehouse Termination Date for such Permitted Warehouse SPV, the Company or, following the PTP Conversion, the PTP Parent, is able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "—Limitation on the Incurrence of Additional Indebtedness;" in which case the then applicable Warehouse Termination Date for such vehicle may, at the Company's or the PTP Parent's (as applicable) option, be extended (on an annual basis) for up to one year until the next annual Warehouse Termination Date therefor, on which date the Company or the PTP Parent (as applicable) shall be required to meet such Indebtedness test in order to further extend the Warehouse Termination Date up to an additional one year from the then-current Warehouse Termination Date for such vehicle.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

"Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

"Preferred Stock" of any Person means any capital stock of such Person that has preferential rights with respect to dividends, distributions or redemptions or upon liquidation.

"PTP Parent Conversion" means the conversion of the PTP Parent from a Delaware limited liability company to a Delaware limited partnership.

"Purchase Money Indebtedness" means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement, including related development costs, of any asset (other than Capital Stock); provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such asset or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

"Rating" means, as determined below:

          (1)   if the new notes are rated and monitored by one Rating Agency, then the rating designated by such Rating Agency;

          (2)   if the new notes are rated and monitored by two Rating Agencies, then the lower rating; and

          (3)   if the new notes are rated and monitored by three or more Rating Agencies, then the second lowest rating.

"Rating Agencies" or "Rating Agency" means Moody's, S&P or Fitch or any other nationally recognized statistical rating organization as recognized by the NAIC. In the event that any of Moody's, S&P or Fitch is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized United States securities rating agency or agencies, or the case may be, designated by the Company with notice to the Trustee.

"Receivables Entity" means a Person in which the Company or any Restricted Entity makes an Investment and:

          (1)   to which the Company or any Restricted Entity transfers receivables and related assets in connection with a Receivables Transaction;

          (2)   which engages in no activities other than in connection with the Receivables Transaction, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and any business or activities incidental or related to such business;

          (3)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

    (a)
    is guaranteed by the Company or any Restricted Entity (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

    (b)
    is recourse to or obligates the Company or any Restricted Entity in any way other than pursuant to Standard Securitization Undertakings; or

    (c)
    subjects any property or asset of the Company or any Restricted Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (4)   with which neither the Company nor any Restricted Entity has any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transaction) other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Entity than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables; and

          (5)   to which neither the Company nor any Restricted Entity has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

"Receivables Transaction" means any securitization, factoring, discounting or similar financing transaction or series of transactions that may be entered into by the Company or any of the Restricted Entities in the ordinary course of business pursuant to which the Company or any of the Restricted Entities may sell, convey or otherwise transfer to any Person (including a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of the Restricted Entities, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization, factoring or discounting involving receivables.

"Receivables Transaction Amount" means the amount of obligations outstanding under the legal documents entered into as part of a Receivables Transaction on any date of determination that would be characterized as principal if such Receivables Transaction were structured as a secured lending transaction rather than a purchase.

"Refinance" means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. "Refinanced" and "Refinancing" will have correlative meanings.

"Refinancing Indebtedness" means Indebtedness of the Company or any Restricted Entity issued to Refinance any other Indebtedness of the Company or a Restricted Entity so long as:

          (1)   the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium (including reasonable tender premiums) defeasance costs and fees required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

          (2)   such new Indebtedness has:

    (a)
    a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

    (b)
    a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

          (3)   if the Indebtedness being Refinanced is:

    (a)
    Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company or a Guarantor, or

    (b)
    Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate in right of payment to the new notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

"Registration Rights Agreement" means the registration rights agreement the Company, the Guarantors as of the date of this offering memorandum and the initial purchaser will enter into in which the Company and the Guarantors will agree to conduct an exchange offer with respect to the new notes.

"Required Rating" means, with respect to the new notes, the lesser of (i) a Rating of "BB–" using the S&P ratings scale (or the equivalent Rating from another Rating Agency), and (ii) the Rating of the new notes immediately prior to the proposed Incurrence (including an issuance of new notes).

"Restricted Entity" means any Restricted Subsidiary and, following the PTP Conversion, the PTP Parent.

"Restricted Payment" has the meaning set forth under "—Certain Covenants—Limitation on Restricted Payments."

"Restricted Subsidiary" means any direct or indirect Subsidiary of the Company or, following the PTP Conversion, any direct or indirect PTP Parent Subsidiary, which at the time of determination is not an Unrestricted Entity.

"Revocation" has the meaning set forth under "—Certain Covenants—Limitation on Designation of Unrestricted Entities."

"S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Entity of any property, whether owned by the Company or any Restricted Entity on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Entity to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Senior Indebtedness" means the new notes and any other Indebtedness of the Company that ranks equal in right of payment with the new notes.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company or, following the PTP Conversion, the PTP Parent, within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act (as in effect on the Issue Date).

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Entity which the Company has determined in good faith are reasonably customary in securitization of receivables transactions.

"Stated Maturity," when used with respect to any new note or any installment of principal thereof or any premium or interest thereon, means the date on which the principal of such note or such installment of principal or premium or interest is scheduled to be due and payable in the documentation governing such instrument, and will not include any dates on which contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof are performed.

"Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the new notes and (b) with respect to any Guarantor of the new notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the new notes.

"Subsidiary" means, with respect to any specified Person:

  (a)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (b)
  any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests, or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, special or limited partnership or otherwise, provided that, in all cases, Subsidiary shall not include any Investment Vehicle even if any such entity would be consolidated with the Company or, following the PTP Conversion, the PTP Parent, under GAAP.

"Subsidiary Guarantors" means each Subsidiary of the Company that delivers a Guarantee under the terms of the Indenture.

"U.S." means the United States of America.

"UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date of the Indenture in the State of New York.

"Unrestricted Entity" means any Subsidiary of the Company or, following the PTP Conversion, the PTP Parent, Designated as such pursuant to "—Certain Covenants—Limitation on Designation of Unrestricted Entities." Any such Designation may be revoked by delivery of an Officers' Certificate to the Trustee, subject to the provisions of such covenant.

"Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying:

  (a)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

  (b)
  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

  (2)
  the then outstanding aggregate principal amount of such Indebtedness.

"wholly-owned," when used with reference to a Subsidiary of a Person, means a Subsidiary of which all of the outstanding Capital Stock (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) is owned by such Person and/or one or more wholly-owned Subsidiaries of such Person.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section is a discussion of U.S. federal income tax considerations relating to the exchange offer. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions all as now in effect and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income consequences of the exchange offer. The summary generally applies only to beneficial owners of the new notes that hold the new notes as capital assets. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. Holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws on U.S. Holders or the effects of any applicable foreign, state or local laws.

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THIS SUMMARY IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE WITH RESPECT TO ANY SPECIFIC INVESTOR IN LIGHT OF SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS, AND TAX TREATIES.

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        As used herein, the term "U.S. Holder" means a beneficial owner of the new notes that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a new note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a new note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of the exchange offer.

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, a holder will have the same tax basis and holding period in the new notes as the holder had in the old notes immediately before the exchange offer.

 BOOK-ENTRY; DELIVERY AND FORM

        The new notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.

        The new notes will be evidenced by the global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below.

        The global note is exchangeable for Certificated Notes in fully registered form without interest coupons only in the following limited circumstances:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global notes and the Company fails to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an Event of Default with respect to the new notes.

        Certificated Notes may not be exchanged for beneficial interests in the global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

        In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

        DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

  •
  you cannot get new notes registered in your name if they are represented by the global note;

  •
  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

  •
  you will not be considered to be the owner or holder of the global note or any new note it represents for any purpose; and

  •
  all payments on the global note will be made to DTC or its nominee.

        The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

        Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called "participants") and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

        You may exchange or transfer the new notes at the corporate trust office of the Trustee for the new notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the new notes, but DTC may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

        A Holder may transfer or exchange new notes in accordance with the Indenture. The registrar and the Company may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of new notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

        We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC's practice is to credit participants"' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the new notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We also understand that neither DTC nor Cede will consent or vote with respect to the new notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the new notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

        DTC has advised us that it will take any action permitted to be taken by a Holder (including the presentation of new notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the new notes represented by the global note as to which such participant has, or participants have, given such direction.

        DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the Trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note, and we and the Trustee are not responsible for maintaining, supervising or reviewing any of those records.

 PLAN OF DISTRIBUTION

        Under existing SEC interpretations, we expect that the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes as discussed below. While the SEC has not taken a position with respect to this particular transaction, under interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), which related to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the old notes) with this prospectus.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part becomes or is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from the exchange offer or from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

 LEGAL MATTERS

        Certain legal matters with regard to the validity of the new notes and the new note guarantees will be passed upon for us by Dechert LLP, New York, New York and Maples and Calder, George Town, Grand Cayman, Cayman Islands.

EXPERTS

        The consolidated financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of CIFC Corp. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

  •
  The PTP Parent and CIFC's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 25, 2016.

        Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the offering is terminated are also "incorporated by reference" into this prospectus except that, unless otherwise indicated, any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K is not incorporated by reference. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

        Upon written or oral request, you will be provided with a copy of the incorporated documents without charge (not including exhibits to the respective documents unless the exhibits are specifically incorporated by reference into the respective documents). You may submit such a request for this material at the following address and telephone number:

CIFC Corp.
250 Park Avenue, 4th Floor
New York, NY 10177
(212)-624-1200

        In order to ensure timely delivery, you must request such documents no later than five business days before the expiration date of the exchange offer.

 WHERE YOU CAN FIND MORE INFORMATION

        CIFC was, and the PTP Parent is, subject to the information requirements of the Securities Exchange Act of 1934, and until the filing of Form 2015 10-K, CIFC did, and with the filing of the 2015 10-K, the PTP Parent does, file audited annual and unaudited quarterly reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information in CIFC or PTP Parent's files at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, CIFC and the PTP Parent posts its filed documents on its website at http://www.cifc.com. Except for the documents incorporated by reference into this prospectus, the information on the PTP Parent's website is not part of this prospectus.

        While any new notes remain outstanding, PTP Parent will make available, on request, to any holder and any prospective purchaser of new notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act.

 ANNEX A

  CIFC Asset Management ESA LLC
  CIFC Asset Management Holdings LLC
  CIFC Asset Management KSA LLC
  CIFC Asset Management LLC
  CIFC Capital HoldCo LLC
  CIFC CLO Co-Investment Fund GP LLC
  CIFC CLO Co-Investment Fund II GP LLC
  CIFC CLO Opportunity Fund GP Ltd.
  CIFC CLO Warehouse Fund GP LLC
  CIFC Holdings I LLC
  CIFC Holdings II LLC
  CIFC Holdings II Sub LLC
  CIFC Holdings III LLC
  CIFC Holdings III Sub LLC
  CIFC Holdings III Member LLC
  CIFC LLC
  CIFC Master Fund Adviser LLC
  CIFC Master Fund LP
  CIFC Member LLC
  CIFC Parthenon Loan Funding GP LLC
  CIFC Private Debt Advisers LLC
  CIFC Senior Secured Corporate Loan Fund GP, LLC
  CIFC Tactical Income Fund GP LLC
  Columbus Nova Credit Investments Management, LLC
  CypressTree Investment Management, LLC
  Deerfield Capital Management LLC

$40,000,000

CIFC Corp.

OFFER TO EXCHANGE

8.50% Senior Notes due 2025 and related Guarantees

for

all outstanding 8.50% Senior Notes due 2025 and related Guarantees that have been registered under the Securities Act of 1933

Preliminary Prospectus

                        , 2016

        No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this prospectus.

        Until                        , 2016, all broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Registrants:

Delaware General Corporate Law

CIFC Corp.

        CIFC Corp.'s certificate of incorporation and bylaws provide that all directors and officers CIFC Corp. shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Delaware Limited Liability Company Act

CIFC Asset Management ESA LLC
CIFC Asset Management Holdings LLC
CIFC Asset Management KSA LLC
CIFC Asset Management LLC
CIFC Capital HoldCo LLC
CIFC CLO Co-Investment Fund GP LLC
CIFC CLO Co-Investment Fund II GP LLC
CIFC CLO Warehouse Fund GP LLC
CIFC Holdings I LLC
CIFC Holdings II LLC
CIFC Holdings II Sub LLC
CIFC Holdings III LLC
CIFC Holdings III Sub LLC
CIFC Holdings III Member LLC
CIFC LLC
CIFC Master Fund Adviser LLC
CIFC Member LLC
CIFC Parthenon Loan Funding GP LLC
CIFC Private Debt Advisers LLC
CIFC Senior Secured Corporate Loan Fund GP, LLC
CIFC Tactical Income Fund GP LLC
Columbus Nova Credit Investments Management, LLC
CypressTree Investment Management, LLC
Deerfield Capital Management LLC

        The following description applies to CIFC Asset Management ESA LLC, CIFC Asset Management Holdings LLC, CIFC Asset Management KSA LLC, CIFC Asset Management LLC, CIFC Capital HoldCo LLC, CIFC CLO Co-Investment Fund GP LLC, CIFC Co-Investment Fund II GP LLC, CIFC CLO Warehouse Fund GP LLC, CIFC Holdings I LLC, CIFC Holdings II LLC, CIFC Holdings II Sub LLC, CIFC Holdings III LLC, CIFC Holdings III Sub LLC, CIFC Holdings III Member LLC, CIFC LLC, CIFC Master Fund Adviser LLC, CIFC Member LLC, CIFC Parthenon Loan Funding GP LLC, CIFC Private Debt Advisers LLC, CIFC Senior Secured Corporate Loan Fund GP, LLC, CIFC Tactial Income Fund GP LLC, Columbus Nova Credit Investments Management, LLC, CypressTree Investment Management, LLC and Deerfield Capital Management LLC, each a Delaware limited liability company (the "Delaware LLC Guarantors"), and is intended only as a summary and is qualified in its entirety by reference to limited liability company operating agreements of each of the Delaware LLC Guarantors filed herewith.

        Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company's, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Cayman Islands Registrants:

Exempted Limited Partnership Law

CIFC Master Fund LP

        The following applies to CIFC Master Fund LP, a Cayman Islands exempted limited partnership, and is intended only as a summary and is qualified in its entirety by reference to the limited partnership agreement of CIFC Master Fund LP and applicable law.

        CIFC Master Fund LP has been constituted as a Cayman Islands exempted limited partnership under the Exempted Limited Partnership Law, 2014 (the "ELP Law"). A Cayman Islands exempted limited partnership is constituted by the signing of the relevant partnership agreement and its registration with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

        Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. Under Cayman Islands law, any rights or property of an exempted limited partnership (whether held in that partnership's name or by any one or more of its general partners) shall be held or deemed to be held by the general partner, and if more than one then by the general partners jointly, upon trust as an asset of the exempted limited partnership in accordance with the terms of the partnership agreement. Any debts or obligations incurred by the general partner in the conduct of the Partnership's business are the debts and obligations of the exempted limited partnership. Registration under the ELP Law entails that the exempted limited partnership becomes subject to, and the limited partners therein are afforded the limited liability (subject to the partnership agreement) and other benefits of, the ELP Law.

        The business of an exempted limited partnership will be conducted by its general partner(s) who will be liable for all debts and obligations of the exempted limited partnership to the extent the Partnership has insufficient assets. As a general matter, a limited partner of an exempted limited partnership will not be liable for the debts and obligations of the exempted limited partnership save (i) as provided in the partnership agreement, (ii) if such limited partner becomes involved in the conduct of the partnership's business and holds himself out as a general partner to third parties or

(iii) if such limited partner is obliged pursuant to the ELP Law to return a distribution made to it where the exempted limited partnership is insolvent and the limited partner has actual knowledge of such insolvency at that time.

Cayman Islands Companies Law

CIFC CLO Opportunity Fund GP Ltd.

        The following applies to CIFC CLO Opportunity Fund GP Ltd., a Cayman Islands exempted company, and is intended only as a summary and is qualified in its entirety by reference to the memorandum and articles of association of CIFC CLO Opportunity Fund GP Ltd. and applicable law.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud or the consequences of committing a crime or gross negligence or willful default. The articles of association for CIFC CLO Opportunity Fund GP Ltd. permit indemnification of officers and directors out of the assets of the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. The articles of association for CIFC CLO Opportunity Fund GP Ltd. provide that no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect. The articles of association for CIFC CLO Opportunity Fund GP Ltd. also provide that the company may purchase and maintain insurance for the benefit of any director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the company.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

        A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

        (b)   Financial Statement Schedules:

        All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

ITEM 22.    UNDERTAKINGS.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material inside information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchase.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7th, 2016

CIFC CORP.
By:	/s/ RAHUL AGARWAL
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer
CIFC LLC
By:	/s/ RAHUL AGARWAL
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CIFC Corp. and CIFC LLC appoint Stephen J. Vaccaro, Oliver Wriedt, Rahul Agarwal and Julian Weldon, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. VACCARO Stephen J. Vaccaro	Chief Investment Officer and Co-President (Principal Executive Officer)	April 7th, 2016
/s/ OLIVER E. WRIEDT Oliver E. Wriedt	Co-President (Principal Executive Officer)	April 7th, 2016
/s/ RAHUL N. AGARWAL Rahul N. Agarwal	Chief Financial Officer (Principal Financial Officer)	April 7th, 2016

Signature	Title	Date

/s/ PAULO AMATO Paolo Amato	Director	April 7th, 2016
/s/ EHUD BARAK Ehud Barak	Director	April 7th, 2016
/s/ JASON EPSTEIN Jason Epstein	Director	April 7th, 2016
/s/ PETER GLEYSTEEN Peter Gleysteen	Director	April 7th, 2016
/s/ ANDREW INTRATER Andrew Intrater	Director	April 7th, 2016
/s/ ROBERT B. MACHINIST Robert B. Machinist	Director	April 7th, 2016
/s/ MARCO MUSETTI Marco Musetti	Director	April 7th, 2016
/s/ DANIEL K. SCHRUPP Daniel K. Schrupp	Director	April 7th, 2016
/s/ JEFFREY S. SEROTA Jeffrey S. Serota	Director	April 7th, 2016
/s/ STEPHEN F. SMITH Stephen F. Smith	Director	April 7th, 2016

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7th, 2016.

CIFC Asset Management ESA LLC
CIFC Asset Management Holdings LLC
CIFC Asset Management KSA LLC
CIFC Asset Management LLC
CIFC Capital HoldCo LLC
CIFC CLO Co-Investment Fund GP LLC
CIFC CLO Co-Investment Fund II GP LLC
CIFC CLO Opportunity Fund GP Ltd.
CIFC CLO Warehouse Fund GP LLC
CIFC Holdings I LLC
CIFC Holdings II LLC
CIFC Holdings II Sub LLC
CIFC Holdings III LLC
CIFC Holdings III Sub LLC
CIFC Holdings III Member LLC
CIFC Master Fund Adviser LLC
CIFC Master Fund LP
CIFC Member LLC
CIFC Parthenon Loan Funding GP LLC
CIFC Private Debt Advisers LLC
CIFC Senior Secured Corporate Loan Fund GP, LLC
CIFC Tactical Income Fund GP LLC
Columbus Nova Credit Investments Management, LLC
CypressTree Investment Management, LLC
Deerfield Capital Management LLC

By:	/s/ STEPHEN J. VACCARO Stephen J. Vaccaro Co-President (Principal Executive Officer) of each of the Sole Members, Managing Members or General Partners listed on Annex I
By:	/s/ OLIVER E. WRIEDT Oliver E. Wriedt Co-President (Principal Executive Officer) of each of the Sole Members, Managing Members or General Partners listed on Annex I
By:	/s/ RAHUL AGARWAL Rahul Agarwal (Authorized Signatory of each of the Sole Members, Managing Members, or General Partners listed on Annex I)

ANNEX I

Entity	Sole Member, Managing Member, or General Partner
CIFC Asset Management ESA LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Asset Management Holdings LLC	CIFC Corp., its sole member
CIFC Asset Management KSA LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Asset Management LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Capital HoldCo LLC	CIFC Corp., its sole member
CIFC CLO Co-Investment Fund GP LLC	CIFC Holdings II LLC, its sole member
CIFC CLO Co-Investment Fund II GP LLC	CIFC Holdings II LLC, its sole member
CIFC CLO Opportunity Fund GP Ltd.	CIFC Holdings II LLC, its sole shareholder
CIFC CLO Warehouse Fund GP LLC	CIFC Holdings II LLC, its sole member
CIFC Holdings I LLC	CIFC LLC, its sole member
CIFC Holdings II LLC	CIFC Corp., its managing member
CIFC Holdings III LLC	CIFC Corp., its managing member
CIFC Holdings III Member LLC	CIFC Corp., its sole member
CIFC Holdings II Sub LLC	CIFC Holdings II LLC, its managing member
CIFC Holdings III Sub LLC	CIFC Holdings III LLC, its managing member
CIFC Master Fund Adviser LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Master Fund LP	CIFC Holdings II Sub LLC, its general partner
CIFC Member LLC	CIFC Corp., its sole member
CIFC Parthenon Loan Funding GP LLC	CIFC Holdings II LLC, its sole member
CIFC Private Debt Advisers LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Senior Secured Corporate Loan Fund GP, LLC	CIFC Holdings II LLC, its sole member
CIFC Tactical Income Fund GP LLC	CIFC Holdings II LLC, its sole member
Columbus Nova Credit Investments Management, LLC	CIFC Asset Management Holdings LLC, its sole member
CypressTree Investment Management, LLC	CIFC Asset Management Holdings LLC, its sole member
Deerfield Capital Management LLC	CIFC Capital HoldCo, its sole member

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Acquisition and Investment Agreement, dated as of March 22, 2010, by and between Deerfield Capital Corp., Bounty Investments, LLC and Columbus Nova Credit Investment Management, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on March 23, 2010).
2.2
Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on December 22, 2010).
2.3
Amendment, dated as of February 16, 2011, to the Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 16, 2011).
2.4
Agreement and Plan of Merger, dated as of April 12, 2011, by and between Deerfield Capital Corp., a Maryland corporation, and Deerfield Capital Corp., a Delaware corporation (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
2.5
Agreement and Plan of Merger, dated as of November 11, 2015, by and among CIFC Corp., CIFC LLC and CIFC Merger Corp. (filed as Exhibit 2.1. to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and incorporated by reference herein).
3.1	CIFC Corp. Amended and Restated Certificate of Incorporation (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016).
3.2
Certificate of Ownership and Merger, dated as of April 13, 2011, merging CIFC Deerfield Corp. into Deerfield Capital Corp. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
3.3
Certificate of Ownership and Merger, dated as of July 19, 2011, merging CIFC Corp. into CIFC Deerfield Corp., a Delaware corporation (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on July 20, 2011).
3.4	CIFC Corp. Amended and Restated Bylaws (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016)
3.5	Certificate of Designation of Series A Convertible Non-Voting Preferred Stock (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
3.6	CIFC Asset Management ESA LLC Certificate of Formation*
3.7	CIFC Asset Management ESA LLC Amended and Restated Limited Liability Company Agreement*
3.8	CIFC Asset Management Holdings LLC Certificate of Formation*
3.9	CIFC Asset Management Holdings LLC Amended and Restated Limited Liability Company Agreement*
3.10	CIFC Asset Management KSA LLC Certificate of Formation*
3.11	CIFC Asset Management KSA LLC Amended and Restated Limited Liability Company Agreement*

Exhibit No.	Description of Exhibit
3.12	CIFC Asset Management LLC Certificate of Formation*
3.13	CIFC Asset Management LLC Sixth Amended and Restated Limited Liability Company Agreement*
3.14	CIFC Capital HoldCo LLC Certificate of Formation*
3.15	CIFC Capital HoldCo LLC Sixth Amended and Restated Limited Liability Company Agreement*
3.16	CIFC CLO Co-Investment Fund GP LLC Certificate of Formation*
3.17	CIFC CLO Co-Investment Fund GP LLC Amended and Restated Limited Liability Company Agreement*
3.18	CIFC CLO Co-Investment Fund II GP LLC Certificate of Formation*
3.19	CIFC CLO Co-Investment Fund II GP LLC Limited Liability Company Agreement*
3.20	CIFC CLO Opportunity Fund GP Ltd. Certificate of Incorporation*
3.21	CIFC CLO Opportunity Fund GP Ltd. Memorandum and Articles of Association*
3.22	CIFC CLO Warehouse Fund GP LLC Certificate of Formation*
3.23	CIFC CLO Warehouse Fund GP LLC Amended and Restated Limited Liability Company Agreement*
3.24	CIFC Holdings I LLC Certificate of Formation*
3.25	CIFC Holdings I LLC Limited Liability Company Agreement*
3.26	CIFC Holdings II LLC Certificate of Formation*
3.27	CIFC Holdings II LLC Third Amended and Restated Limited Liability Company Agreement*
3.28	CIFC Holdings II Sub LLC Certificate of Formation*
3.29	CIFC Holdings II Sub LLC Amended and Restated Limited Liability Company Agreement*
3.30	CIFC Holdings III LLC Certificate of Formation*
3.31	CIFC Holdings III LLC Fifth Amended and Restated Limited Liability Company Agreement*
3.32	CIFC Holdings III Sub LLC Certificate of Formation*
3.33	CIFC Holdings III Sub LLC Amended and Restated Limited Liability Company Operating Agreement*
3.34	CIFC Holdings III Member LLC Certificate of Formation*
3.35	CIFC Holdings III Member LLC Limited Liability Company Agreement*
3.36	CIFC LLC Certificate of Formation (incorporated by reference to CIFC LLC's registration statement on Form S-4 filed with the SEC on August 17, 2015)
3.37	CIFC LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016)
3.38	CIFC Master Fund Adviser LLC Certificate of Formation*

Exhibit No.	Description of Exhibit
3.39	CIFC Master Fund Adviser LLC Amended and Restated Limited Liability Company Agreement*
3.40	CIFC Master Fund LP Certificate of Registration*
3.41	CIFC Master Fund LP Amended and Restated Exempted Partnership Agreement*
3.42	CIFC Member LLC Certificate of Formation*
3.43	CIFC Member LLC Limited Liability Company Agreement*
3.44	CIFC Parthenon Loan Funding GP LLC Certificate of Formation*
3.45	CIFC Parthenon Loan Funding GP LLC Amended and Restated Limited Liability Company Agreement*
3.46	CIFC Private Debt Advisers LLC Certificate of Formation*
3.47	CIFC Private Debt Advisers LLC Second Amended and Restated Limited Liability Company Agreement*
3.48	CIFC Senior Secured Corporate Loan Fund GP, LLC Certificate of Formation*
3.49	CIFC Senior Secured Corporate Loan Fund GP, LLC Amended and Restated Limited Liability Company Agreement*
3.50	CIFC Tactical Income Fund GP LLC Certificate of Formation*
3.51	CIFC Tactical Income Fund GP LLC Second Amended and Restated Limited Liability Company Agreement*
3.52	Columbus Nova Credit Investments Management, LLC Certificate of Formation*
3.53	Columbus Nova Credit Investments Management, LLC Seventh Amended and Restated Limited Liability Company Agreement*
3.54	CypressTree Investment Management, LLC Certificate of Formation*
3.55	CypressTree Investment Management, LLC Sixth Amended and Restated Limited Liability Company Agreement*
3.56	Deerfield Capital Management LLC Certificate of Formation*
3.57	Deerfield Capital Management LLC Seventh Amended and Restated Limited Liability Company Agreement*
4.1
Senior Subordinated Convertible Notes Agreement, dated as of March 22, 2010, by and between Deerfield Capital Corp. and Bounty Investments, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on March 23, 2010).
4.2	Senior Subordinated Convertible Note due 2017 (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 15, 2010).
4.3
Junior Subordinated Indenture, dated March 4, 2010, by and between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as Trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on March 10, 2010).
4.4
Junior Subordinated Indenture, dated October 20, 2010 between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on October 21, 2010).

Exhibit No.	Description of Exhibit
4.5	Indenture, dated as of November 2, 2015, among CIFC Corp., the Guarantors named on the signature pages thereto and US Bank National Association, as Trustee (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 2, 2015)
4.6	First Supplemental Indenture, dated as of April 4, 2016, by and among CIFC Corp., CIFC Holdings I LLC, CIFC Holdings II Sub LLC, CIFC Holdings III Sub LLC and US Bank National Association, as Trustee*
4.7
Registration Rights Agreement, dated as of November 2, 2015, by and among CIFC Corp., the Guarantors party thereto and Sander O'Neill + Partners, L.P., as Initial Purchaser (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 2, 2015).
4.8
First Supplemental Indenture, dated as of December 31, 2015, to Junior Subordinated Indenture dated March 4, 2010, among the CIFC Corp., CIFC LLC, CIFC Holdings II LLC, CIFC Holdings III LLC and U.S. Bank National Association (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016).
4.9
First Supplemental Indenture, dated as of December 31, 2015, to Junior Subordinated Indenture dated October 20, 2010, among the CIFC Corp., CIFC LLC, CIFC Holdings II LLC, CIFC Holdings III LLC and U.S. Bank National Association (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016).
4.10	Form of 8.50% Senior Notes due to 2025 (included within the Indenture filed as Exhibit 4.1 to CIFC Corp.'s Current Report on Form 8-K on November 2, 2015).
5.1	Opinion of Dechert LLP.*
5.2	Opinion of Maples and Calder.*
5.3	Opinion of Maples and Calder.*
10.1
Registration Rights Agreement among Deerfield Triarc Capital Corp., the parties identified on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith as stockholders, dated as of December 21, 2007 (incorporated by reference to the Company's Current Report on Form 8-K/A filed with the SEC on January 15, 2008).
10.3
Third Amended and Restated Stockholders Agreement, dated as of December 2, 2013, by and between CIFC Corp. and DFR Holdings, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on December 3, 2013).
10.4
Second Amended and Restated Registration Rights Agreement, dated as of September 24, 2012, by and among CIFC Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.5
Put/Call Agreement, dated April 13, 2011, by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
10.6
Lease, dated September 16, 2011, between 250 Park Avenue, LLC, as Landlord and CIFC Corp., as Tenant (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 16, 2011).
++10.7	First Amended and Restated Stock Incentive Plan (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 11, 2009).

Exhibit No.	Description of Exhibit
++10.8	Form of Performance Share Award Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 11, 2009).
++10.9	Form of Indemnity Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
++10.10	Form of Indemnity Agreement (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on April 14, 2011).
++10.11
Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated December 2, 2013, by and between CIFC Corp. and Peter Gleysteen (incorporated by reference to the Company's Annual Report on Form 10-K/A filed with the SEC on April 30, 2015).
++10.12
Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.13
Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
++10.14
Letter Agreement, dated as of November 20, 2012, by and between CIFC Corp. and Rahul Agarwal, (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on November 27, 2012).
++10.15	CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed with the SEC on August 3, 2011).
++10.16	First Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed with the SEC on April 19, 2012).
++10.17	Second Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.3 to the Company's Form S-8 filed with the SEC on December 11, 2014).
10.18
Form of Stock Option Award Certificate under the CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 19, 2011).
10.19
Master Purchase Agreement, dated as of February 7, 2012, by and among DWM Management LLC, DFR Middle Market Holdings Ltd. and Deerfield Capital Management LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 8, 2012).
10.20
Asset Purchase Agreement, dated July 30, 2012, by and among GE Capital Debt Advisors LLC, General Electric Capital Corporation, CIFC Asset Management LLC and CIFC Corp. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on August 1, 2012).
10.21
Investment Agreement, dated as of September 24, 2012, by and between CIFC Corp. and GE Capital Equity Investments, Inc. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.22	Form of Warrant (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 25, 2012).

Exhibit No.	Description of Exhibit
10.23	Amended and Restated Form of Warrant (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 23, 2014).
10.24
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.25
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.26
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.27
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's current Report on Form 8-K filed with the SEC on June 17, 2014).
10.28
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to the Company's current Report on Form 8-K filed with the SEC on June 17, 2014).
10.29
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.30
Stock Option Award Certificate, dated June 13, 2014, by and between CIFC Corp and Stephen J. Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.31
Stock Option Award Certificate, dated June 13, 2014, by and between CIFC Corp and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.32
Stock Option Award Certificate, dated June 13, 2014, by and between CIFC Corp and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.33	Transition Agreement, dated June 26, 2015, between Robert C. Milton, III and CIFC Corp. (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on June 26, 2015)
10.34
First Amendment to Amended and Restated Warrant to Purchase Common Stock of CIFC Corp., dated September 24, 2015, by and among CIFC Corp. and DFR Holdings, LLC (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on September 24, 2015).
10.35
Purchase Agreement, dated as of October 28, 2015, by and among CIFC Corp., the Guarantors named therein and Sandler O'Neill + Partners, L.P. (incorporated by reference to the Company's Current Report filed with the SEC on October 28, 2015).
10.36
Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016).
10.37
Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Stephen Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016).

Exhibit No.	Description of Exhibit
10.38	Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Oliver Wriedt (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016).
10.39
Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Stephen Vaccaro (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 5, 2016)
++10.40	Amended and Restated 2011 Share Option and Incentive Plan (incorporated by reference to the Company's Form S-4 filed with the SEC on August 17, 2015).
21.1	Subsidiaries of the Registrant (incorporated by reference to the PTP Parent's Form 10-K filed with the SEC on March 25, 2016).
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Dechert LLP (included in Exhibit 5.1).*
23.3	Consent of Maples & Calder (included in Exhibits 5.2 and 5.3).*
24.1	Powers of Attorney (included on signature pages to this registration statement)
25.1	Statement of Eligibility and Qualification of U.S. Bank National Association.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*
99.3	Form of Letter to Broker Dealers*
99.4	Form of Letter to Clients*

*
Filed herewith

++
Compensatory plan or arrangement.